                                                                     EXHIBIT 4.3
================================================================================

                                CREDIT AGREEMENT


                                      among


                             MATRIA HEALTHCARE, INC.
                            and certain subsidiaries,
                                  as Borrowers,


                            THE LENDERS NAMED HEREIN,


                                       and


                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent


                      $125,000,000 Senior Credit Facilities


                                   Arranged by
                           FIRST UNION CAPITAL MARKETS
                   A division of Wheat First Securities, Inc.


                          Dated as of January 19, 1999



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

RECITALS..........................................................................................................1

                                                     ARTICLE I

                                                    DEFINITIONS

1.1      Defined Terms............................................................................................2
1.2      Accounting Terms........................................................................................28
1.3      Other Terms; Construction...............................................................................29

                                                     ARTICLE II

                                            AMOUNT AND TERMS OF THE LOANS

2.1      Commitments.............................................................................................29
2.2      Borrowings..............................................................................................31
2.3      Disbursements; Funding Reliance; Domicile of Loans......................................................34
2.4      Notes...................................................................................................35
2.5      Termination and Reduction of Commitments and Swingline Commitment.......................................37
2.6      Mandatory Payments and Prepayments......................................................................37
2.7      Voluntary Prepayments...................................................................................41
2.8      Interest................................................................................................41
2.9      Fees....................................................................................................43
2.10     Interest Periods........................................................................................44
2.11     Conversions and Continuations...........................................................................45
2.12     Method of Payments; Computations........................................................................46
2.13     Recovery of Payments....................................................................................47
2.14     Use of Proceeds.........................................................................................48
2.15     Pro Rata Treatment......................................................................................48
2.16     Increased Costs; Change in Circumstances; Illegality; etc...............................................49
2.17     Taxes...................................................................................................52
2.18     Compensation............................................................................................54

                                                     ARTICLE III

                                                  LETTERS OF CREDIT

3.1      Issuance................................................................................................55
3.2      Notices.................................................................................................56
3.3      Participations..........................................................................................56
3.4      Reimbursement...........................................................................................56
3.5      Payment by Revolving Loans..............................................................................57

3.6      Payment to Revolving Credit Lenders.....................................................................58
3.7      Obligations Absolute....................................................................................58
3.8      Cash Collateral Account.................................................................................59
3.9      Effectiveness...........................................................................................60

                                                     ARTICLE IV

                                               CONDITIONS OF BORROWING

4.1      Conditions of Initial Borrowing.........................................................................60
4.2      Conditions of All Borrowings............................................................................65

                                                      ARTICLE V

                                           REPRESENTATIONS AND WARRANTIES

5.1      Organization and Power..................................................................................66
5.2      Authorization; Enforceability...........................................................................66
5.3      No Violation............................................................................................67
5.4      Governmental and Third-Party Authorization; Permits.....................................................67
5.5      Litigation..............................................................................................68
5.6      Taxes...................................................................................................68
5.7      Subsidiaries............................................................................................68
5.8      Full Disclosure.........................................................................................68
5.9      Margin Regulations......................................................................................69
5.10     No Material Adverse Change..............................................................................69
5.11     Financial Matters.......................................................................................69
5.12     Ownership of Properties.................................................................................70
5.13     ERISA...................................................................................................71
5.14     Environmental Matters...................................................................................71
5.15     Compliance With Laws....................................................................................72
5.16     Regulated Industries....................................................................................72
5.17     Insurance...............................................................................................72
5.18     Material Contracts......................................................................................73
5.19     Security Documents......................................................................................73
5.20     Labor Relations.........................................................................................74
5.21     Year 2000 Compatibility.................................................................................74
5.22.    Reimbursement...........................................................................................74
5.23.    Fraud and Abuse.........................................................................................75
5.24.    Certain Transaction Documents...........................................................................75

                                                     ARTICLE VI

                                                AFFIRMATIVE COVENANTS

6.1      Financial Statements....................................................................................76

6.2      Other Business and Financial Information................................................................77
6.3      Corporate Existence; Franchises; Maintenance of Properties..............................................79
6.4      Compliance with Laws....................................................................................79
6.5      Payment of Obligations..................................................................................79
6.6      Insurance...............................................................................................79
6.7      Maintenance of Books and Records; Inspection............................................................80
6.8      Interest Rate Protection................................................................................80
6.9      Permitted Acquisitions..................................................................................80
6.10     Creation or Acquisition of Subsidiaries.................................................................82
6.11     Year 2000 Compatibility.................................................................................83
6.12     Additional Security; Further Assurances.................................................................83

                                                     ARTICLE VII

                                                 FINANCIAL COVENANTS

7.1      Leverage Ratio..........................................................................................84
7.2      Senior Leverage Ratio...................................................................................85
7.3      Fixed Charge Coverage Ratio.............................................................................85
7.4      Consolidated Net Worth..................................................................................85
7.5      Capital Expenditures....................................................................................86

                                                    ARTICLE VIII

                                                 NEGATIVE COVENANTS

8.1      Merger; Consolidation...................................................................................86
8.2      Indebtedness............................................................................................88
8.3      Liens...................................................................................................90
8.4      Disposition of Assets...................................................................................91
8.5      Investments.............................................................................................91
8.6      Restricted Payments.....................................................................................93
8.7      Transactions with Affiliates............................................................................94
8.8      Lines of Business.......................................................................................95
8.9      Certain Amendments......................................................................................95
8.10     Limitation on Certain Restrictions......................................................................95
8.11     No Other Negative Pledges...............................................................................95
8.12     Fiscal Year.............................................................................................96
8.13     Accounting Changes......................................................................................96

                                                     ARTICLE IX

                                                  EVENTS OF DEFAULT

9.1      Events of Default.......................................................................................96
9.2      Remedies: Termination of Commitments, Acceleration, etc.................................................99

9.3      Remedies: Set-Off.......................................................................................99

                                                      ARTICLE X

                                              THE ADMINISTRATIVE AGENT

10.1     Appointment............................................................................................100
10.2     Nature of Duties.......................................................................................100
10.3     Exculpatory Provisions.................................................................................100
10.4     Reliance by Administrative Agent.......................................................................101
10.5     Non-Reliance on Administrative Agent and Other Lenders.................................................101
10.6     Notice of Default......................................................................................102
10.7     Indemnification........................................................................................102
10.8     The Administrative Agent in its Individual Capacity....................................................103
10.9     Successor Administrative Agent.........................................................................103
10.10    Collateral Matters.....................................................................................104
10.11    Issuing Lender and Swingline Lender....................................................................104
10.12    Co-Agents..............................................................................................104

                                                     ARTICLE XI

                                                      GUARANTY

11.1     Guaranty...............................................................................................104
11.2     Right of Set-Off.......................................................................................105
11.3     No Subrogation.........................................................................................105
11.4     Amendments, etc. with respect to the Obligations; Waiver of Rights.....................................106
11.5     Guaranty Absolute and Unconditional....................................................................106
11.6     Reinstatement..........................................................................................107
11.7     Payments...............................................................................................107

                                                     ARTICLE XII

                                                    MISCELLANEOUS

12.1     Fees and Expenses......................................................................................108
12.2     Indemnification........................................................................................108
12.3     Governing Law; Consent to Jurisdiction.................................................................109
12.4     Arbitration; Preservation and Limitation of Remedies...................................................110
12.5     Notices................................................................................................111
12.6     Amendments, Waivers, etc...............................................................................112
12.7     Assignments, Participations............................................................................113
12.8     No Waiver..............................................................................................116
12.9     Successors and Assigns.................................................................................116
12.10    Surviva1...............................................................................................116
12.11    Severability...........................................................................................117

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

12.12    Construction...........................................................................................117
12.13    Confidentiality........................................................................................117
12.14    Counterparts; Effectiveness............................................................................117
12.15    Disclosure of Information..............................................................................117
12.16    Judgment Currency......................................................................................118
12.17    European Monetary Union................................................................................118
12.18    Addition of Borrowers..................................................................................121
12.19    Entire Agreement.......................................................................................122

                                    EXHIBITS

Exhibit A-1       Form of Term Note
Exhibit A-2       Form of Dollar Revolving Credit Note
Exhibit A-3       Form of Foreign Currency Revolving Credit Note
Exhibit A-4       Form of Swingline Note
Exhibit B-1       Form of Notice of Borrowing
Exhibit B-2       Form of Notice of Swingline Borrowing
Exhibit B-3       Form of Notice of Conversion/Continuation
Exhibit B-4       Form of Letter of Credit Notice
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Security Agreement
Exhibit F         Form of Matria Pledge Agreement
Exhibit G         Form of Subsidiary Guaranty
Exhibit H         Form of Joinder Agreement
Exhibit I         Form of Intercompany Note
Exhibit J         Form of Financial Condition Certificate




                                    SCHEDULES

Schedule 5.4      Consents and Approvals
Schedule 5.7      Subsidiaries
Schedule 5.12     Real Property
Schedule 5.17     Insurance
Schedule 5.18     Material Contracts
Schedule 8.2      Indebtedness
Schedule 8.3      Liens
Schedule 8.6      Restricted Payments

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 19th day of January, 1999 (this "Agreement"), is made among MATRIA HEALTHCARE, INC., a Delaware corporation with its principal offices in Marietta, Georgia ("Matria"), certain Foreign Subsidiaries (as hereinafter defined) of Matria that become parties hereto after the date hereof pursuant to SECTION 12.18 (collectively, together with Matria, the "Borrowers"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                                    RECITALS

         A. Pursuant to a Purchase and Sale Agreement, dated as of December 21, 1998 (as amended, modified or supplemented from time to time in accordance with the provisions of this Agreement, the "Gainor Purchase and Sale Agreement"), between the Borrower and Gainor Medical Management, LLC, a Georgia limited liability company ("Gainor"), the Borrower proposes to acquire from Gainor the assets relating to Gainor's domestic and international diabetes disease management and microsampling businesses (the "Gainor Acquisition"), all as more particularly set forth in the Gainor Purchase and Sale Agreement.

         B. In order to finance a portion of the purchase price of the Gainor Acquisition, to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection with the Gainor Acquisition, the transactions contemplated by this Agreement, and the other Transactions (as hereinafter defined), and to provide for working capital and general corporate purposes, including certain acquisitions, Matria has requested that the Lenders make available to Matria and the other Borrowers a term loan facility in the aggregate principal amount of $80,000,000 and a revolving credit facility in the aggregate principal amount of $45,000,000, all as more fully described herein.

         C. The Lenders are willing to make available to the Borrowers the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Designation Letter" shall mean a letter from one or more Borrowers to the Administrative Agent, duly completed and signed by an Authorized Officer of each such Borrower and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which any such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which Matria directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by Matria and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of Matria issued or given in connection with such Acquisition,
(iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by Matria and its Subsidiaries in connection with such Acquisition,
(iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of Matria and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete and consulting agreements in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by Matria and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by Matria and its Subsidiaries in connection with such Acquisition. For purposes of this Agreement, all amounts included in calculating the Acquisition Amount with respect to any Acquisition for which the Acquisition Amount is payable or determinable in a currency other than Dollars shall be valued at the Dollar Equivalent thereof as of the relevant date of determination.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

         "Adjusted IBOR Rate" shall mean, at any time with respect to any Foreign Currency Revolving Loan, a rate per annum equal to the IBOR Rate as in effect at such time plus the Applicable Margin Percentage for Foreign Currency Revolving Loans as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

         "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under ARTICLE X, and its successors and permitted assigns in such capacity.

         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

         "Applicable Currency" shall mean (i) in the case of Dollar Revolving Loans, Dollars, and (ii) in the case of any Foreign Currency Revolving Loans, the Foreign Currency in which such Loans are to be made or maintained, as selected pursuant to the relevant Notice of Borrowing or Notice of Conversion/Continuation.

         "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the IBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted IBOR Rate, and (c) to be added to the LIBOR Rate pursuant to
SECTION 2.8 for purposes of determining the Adjusted LIBOR Rate, in each case as determined under the following matrix with reference to the Leverage Ratio:

                                                                          Applicable Margin
                                                                            Percentage for
                                                 Applicable Margin         Foreign Currency
                                                  Percentage for          Revolving Loans and
               Leverage Ratio                     Base Rate Loans             LIBOR Loans
               --------------                     ---------------             -----------

    Greater than or equal to 3.0 to 1.0               1.250%                   2.500%

  Greater than or equal to 2.5 to 1.0 but
            less than 3.0 to 1.0                      1.000%                   2.250%

  Greater than or equal to 2.0 to 1.0 but
            less than 2.5 to 1.0                      0.750%                   2.000%

  Greater than or equal to 1.5 to 1.0 but
            less than 2.0 to 1.0                      0.500%                   1.750%

            Less than 1.5 to 1.0                      0.250%                   1.500%

         On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time Matria shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(A) or SECTION 6.1(B), as the case may be, and SECTION 6.2(A), then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered, each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 3.0 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of Matria beginning with the fiscal quarter ending March 31, 1999, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by Matria in accordance with SECTION 6.1(A) or SECTION 6.1(B), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with the above matrix based upon the Leverage Ratio as set forth in the pro forma Covenant Compliance Worksheet required to be delivered pursuant to
SECTION 4.1(N).

         "Applicable Number of Business Days" shall mean (i) with respect to all notices and determinations in connection with Foreign Currency Revolving Loans, four (4) Business Days, (ii) with respect to all notices and determinations in connection with LIBOR Loans, three (3) Business Days, and (iii) with respect to all notices and determinations in connection with Base Rate Loans other than Swingline Loans, one (1) Business Day.

         "Arranger" shall mean First Union Capital Markets, a division of Wheat First Securities, Inc.

         "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by Matria or any of its Subsidiaries to any other Person (other than to Matria or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding (i) sales of inventory in the ordinary course of business, (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or
(z) such equipment is no longer necessary for the operations of Matria or its applicable Subsidiary in the ordinary course of business, and (iii) sales or other dispositions of assets to the extent the aggregate amount of consideration received by Matria and its Subsidiaries in connection therewith does not exceed $250,000 for all such sales and dispositions during any fiscal year.

         "Assignee" shall have the meaning given to such term in SECTION
12.7(A).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and Matria, in substantially the form of EXHIBIT D.

         "Authorized Officer" shall mean, with respect to any action of any Borrower specified herein, any officer of such Borrower duly authorized by resolution of its board of directors to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Borrower.

         "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

         "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

         "Borrowing" shall mean the incurrence by any Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to SECTION 2.11) on a single date of a group of Loans of a single Class and Type (or a Swingline Loan made by the Swingline Lender) and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) or (iii) below, any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are authorized or required by law to be closed, (ii) with respect to all notices and determinations in connection with, and payments in respect of, LIBOR Loans, any day described in clause (i) above that is also a day on which tradings are conducted in the London interbank Eurodollar market, and (iii) with respect to all notices and determinations in connection with, and payments in respect of, any Foreign Currency Revolving Loans, any day described in clauses (i) and (ii) that is also (y) not a legal holiday or a day on which banking institutions are authorized or required by law to close in the city of the country of issuance of the Applicable Currency where the relevant disbursement or payment office of the Administrative Agent or its applicable Correspondent is located and (z) a day on which tradings are conducted in the interbank market for the Applicable Currency.

         "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on a Consolidated statement of cash flows for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

         "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.8.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by

Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

         "Casualty Event" shall mean, with respect to any property (including any interest in property) of Matria or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which Matria or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

         "Certificate of Designations" shall mean, with respect to the Series A Preferred Stock or the Series B Preferred Stock, the Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights therefor authorized and adopted by Matria's board of directors in the forms attached as Schedule 1.4(b) and Schedule 1.4(c), respectively, to the Gainor Purchase and Sale Agreement, as filed with the office of the Delaware Secretary of State and as in effect on the Closing Date, in each case as amended, modified or restated from time to time in accordance with the terms of this Agreement.

         "Class," with respect to any Loan, shall mean and refer to whether such Loan is a Term Loan, a Revolving Loan or a Swingline Loan, each of which constitutes a Class.

         "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

         "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

         "Commitment" shall mean, with respect to any Lender, such lender's Term Loan Commitment and Revolving Credit Commitment.

         "Commitment Fee Percentage" shall mean, at any time from and after the date of this Agreement, the applicable percentage to be used in calculating the commitment fee payable pursuant to SECTION 2.9(B), as determined under the following matrix with reference to the Leverage Ratio:

                                                  Commitment Fee
               Leverage Ratio                       Percentage
               --------------                       ----------
   Greater than or equal to 3.0 to 1.0               0.500%

  Greater than or equal to 2.5 to 1.0 but
            less than 3.0 to 1.0                     0.500%

  Greater than or equal to 2.0 to 1.0 but
            less than 2.5 to 1.0                     0.500%

  Greater than or equal to 1.5 to 1.0 but
            less than 2.0 to 1.0                     0.375%

            Less than 1.5 to 1.0                     0.375%

         On each Adjustment Date (as hereinafter defined), the Commitment Fee Percentage shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time Matria shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(A) or SECTION 6.1(B), as the case may be, and SECTION 6.2(A), then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered, the Commitment Fee Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 3.0 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of Matria beginning with the fiscal quarter ending March 31, 1999, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by Matria in accordance with
SECTION 6.1(A) or SECTION 6.1(B), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date, the Commitment Fee Percentage shall be determined in accordance with the above matrix based upon the Leverage Ratio as set forth in the pro forma Covenant Compliance Worksheet required to be delivered pursuant to SECTION 4.1(N).

         "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT C, together with a Covenant Compliance Worksheet.

         "Consolidated" shall mean, with respect to any financial statements or financial statement items, such statements or items of Matria and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that for purposes of calculation of any of the financial covenants set forth in ARTICLE VII for any purposes of this Agreement, which calculation takes into account periods prior to the Closing Date, "Consolidated" shall mean, with respect to any financial statements or financial statement items covering such periods, the combination of (i) such statements or items of Matria and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (ii) such statements or items of Gainor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but in each case under (i) and (ii) subject to the adjustments described in SECTION 1.2.

         "Consolidated EBITDA" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary or nonrecurring losses (including in connection with the sale or write-down of assets) and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus (iii) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

         "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a Consolidated basis for such period: (a) Consolidated Interest Expense for such period, (b) aggregate expense for federal, state, local and other income taxes for such period, (c) Capital Expenditures for such period, (d) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made during such period (whether or not such payments are actually made), including, without limitation, the aggregate principal amount of the Term Loans due during such period under SECTION 2.6(A) (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to
SECTION 2.6(H) or SECTION 2.7(B)), (e) the aggregate of all amounts paid during such period in respect of Contingent Purchase Price Obligations, and (f) the aggregate of all amounts paid during such period as dividends or distributions in respect of Capital Stock or to purchase, redeem, retire or otherwise acquire Capital Stock.

         "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of Matria and its Subsidiaries as of such date (provided that (a) any Guaranty Obligation shall be included only in the event that the corresponding "primary obligation" (as such term is defined in the definition of Guaranty Obligation herein) constitutes Indebtedness, (b) any Contingent Purchase Price Obligation shall be included only to the extent such obligation should be recorded as a liability on the balance sheet of Matria and its Subsidiaries in accordance with GAAP, and (c) no Indebtedness of Matria or any Subsidiary under or relating to Hedge Agreements shall be included), determined on a Consolidated basis. For purposes of calculating Consolidated Indebtedness at any date, (i) each Guaranty Obligation of Matria or any of its Subsidiaries required to be included in such determination as set forth hereinabove shall be valued at the aggregate stated or determinable principal amount (whether or not then drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" as of such date or, if such amount is not stated or determinable, the maximum reasonably anticipated liability in respect thereof as of such date (assuming the primary obligor is required to perform thereunder), and (ii) each Contingent Purchase Price Obligation of Matria or any of its Subsidiaries required to be included in such determination as set forth hereinabove shall be valued at the aggregate stated principal amount thereof.

         "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense for such period in respect of Funded Debt (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued during such period, and (iii) all commitment fees and other ongoing fees in respect of Funded Debt (including the commitment fee provided for under SECTION 2.9(B) and the fees provided for under the Fee Letter) paid, accrued or capitalized during such period, all determined on a Consolidated basis for such period.

         "Consolidated Net Income" shall mean, for any period, net income (or loss) of Matria and its Subsidiaries for such period, determined on a Consolidated basis.

         "Consolidated Net Revenues" shall mean, for any period, net revenues of Matria and its Subsidiaries for such period, determined on a Consolidated basis.

         "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of Matria and its Subsidiaries as of such date, determined on a Consolidated basis, and including the Series A Preferred Stock and Series B Preferred Stock but excluding any Disqualified Capital Stock.

         "Consolidated Senior Indebtedness" shall mean, as of the last day of any fiscal quarter, the excess of (i) Consolidated Indebtedness as of such date over (ii) the aggregate (without duplication) of all Subordinated Indebtedness of Matria and its Subsidiaries as of such date, determined on a Consolidated basis.

         "Contingent Purchase Price Obligations" shall mean any "earnout" obligations or similar deferred or contingent purchase price obligations of Matria or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition.

         "Convertible Subordinated Debentures" shall mean the 8% Convertible Subordinated Debentures of Matria due December 31, 2001.

         "Correspondent" shall mean First Union National Bank, London branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder in respect of the disbursement and payment of Foreign Currency Revolving Loans.

         "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT C.

         "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Security Agreement, the Pledge Agreements, the Subsidiary Guaranty, the Mortgages, any other Security Documents, the Intercompany Notes, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of Matria or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

         "DMS" shall mean Diabetes Management Services, Inc., a South Carolina corporation.

         "Debt Issuance" shall mean the issuance or sale by Matria or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Term Loan Maturity Date; provided, however, that (y) only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock, and (z) the Series A Preferred Stock and Series B Preferred Stock shall not (so long as such stock has, in each case, the terms, preferences and rights given to it in the applicable Certificate of Designations as in effect on the Closing Date) be deemed Disqualified Capital Stock hereunder.

         "Dollar Amount" shall mean (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount denominated in a Foreign Currency, the Dollar Equivalent of such amount on the date contemplated by the applicable section of this Agreement.

         "Dollar Equivalent" shall mean (i) with respect to each Loan made or continued in a Foreign Currency, except as specifically provided otherwise herein, the amount of Dollars into which the Administrative Agent could, in accordance with its customary commercial practice from time to time in the applicable interbank foreign exchange market, convert such amount of Foreign Currency at the most favorable spot rate of exchange determined by the Administrative Agent to be available to it (inclusive of all reasonable and related costs of conversion, if any are actually incurred) at or about 11:00 a.m., Charlotte time, two (2) Business Days prior to the date such Loan is made or continued (or is to be made or continued), for purchase on such date, and
(ii) with respect to any other amount denominated in a Foreign Currency (and, for purposes of SECTIONS 2.6(C) and 2.6(D), with respect to each Loan made or continued in a Foreign Currency), the amount of Dollars into which the Administrative Agent could convert such amount of

Foreign Currency at the most favorable spot rate of exchange determined by the Administrative Agent to be available to it (inclusive of all reasonable and related costs of conversion, if any are actually incurred) as of the date of determination.

         "Dollar Revolving Credit Notes" shall mean the promissory notes of Matria in substantially the form of EXHIBIT A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Dollar Revolving Loans" shall have the meaning given to such term in
SECTION 2.1(B).

         "Dollars" or "$" shall mean dollars of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of Matria that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

         "EMU" shall have the meaning given to such term in SECTION 12.17.

         "EMU legislation" shall have the meaning given to such term in SECTION 12.17.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, Matria or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

         "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by Matria or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by Matria or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by Matria or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Matria or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Matria or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Matria or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Matria or any ERISA

Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Matria or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which Matria or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Matria or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law by Matria or any of its Subsidiaries or relating to any permit issued, or any approval given, under any such Environmental Law to Matria or any of its Subsidiaries (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean any and all applicable federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

         "Equity Issuance" shall mean the issuance, sale or other disposition by Matria or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in Matria or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of Matria to Matria or any other Subsidiary, provided that such Capital Stock is pledged to the Administrative Agent pursuant to a Pledge Agreement, (ii) any Capital Stock of Matria issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, (iii) any rights, options or other Capital Stock issued pursuant to bona fide stock option or purchase plans or arrangements approved by Matria's board of directors (or the board of directors of any predecessor company) or upon the exercise of rights or options issued under any such plan or arrangement, (iv) any Capital Stock of Matria issued upon the exercise of the Common Stock Warrant (as such term is defined in the Gainor Purchase and Sale Agreement), or (v) any Capital Stock of Matria issued upon the conversion of the Convertible Subordinated Debentures or the Series A Preferred Stock.

         "Euro" shall have the meaning given to such term in SECTION 12.17.

         "Euro unit" shall have the meaning given to such term in SECTION 12.17.

         "Event of Default" shall have the meaning given to such term in SECTION 9.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Fair Market Value" shall mean, with respect to any Capital Stock of Matria given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean the letter from First Union to Matria, dated December 21, 1998, relating to certain fees payable by Matria in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of EXHIBIT J, together with the attachments thereto.

         "Financial Officer" shall mean, with respect to Matria, the chief financial officer, vice president finance, principal accounting officer or treasurer of Matria.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period (subject to the adjustments set forth in SECTION 1.2).

         "Fixed Rate" shall mean the IBOR Rate or the LIBOR Rate, or both, as the context may require.

         "Fixed Rate Loans" shall mean any or all of the Foreign Currency Revolving Loans and the LIBOR Loans, as the context may require.

         "Foreign Currency" shall mean each of (i) British pounds sterling, Canadian dollars, French francs, German deutsche marks, Euros (if and when introduced pursuant to the Treaty on European Union), and Japanese yen and (ii) at the option of the Lenders, any other currency that is readily available and freely tradeable and convertible into Dollars; provided that no such other currency under this clause (ii) shall be included as a Foreign Currency hereunder or referenced as an Applicable Currency in a Notice of Borrowing unless the applicable Borrower has first submitted a request to the Administrative Agent and the Lenders that such currency be so included and the Administrative Agent and the Lenders have agreed to such request in their sole discretion.

         "Foreign Currency Revolving Credit Notes" shall mean the promissory notes of the applicable Borrowers in substantially the form of EXHIBIT A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Foreign Currency Revolving Loan" shall have the meaning given to such term in SECTION 2.1(C).

         "Foreign Currency Sublimit" shall mean $12,500,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Foreign Subsidiary" shall mean any Subsidiary of Matria that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than one year from, the date of creation thereof (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), including any current maturities of such Indebtedness.

         "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of SECTION 1.2).

         "Gainor" shall have the meaning given to such term in the recitals hereto.

         "Gainor Acquisition" shall have the meaning given to such term in the recitals hereto.

         "Gainor Purchase and Sale Agreement" shall have the meaning given to such term in the recitals hereto.

         "Gainor Seller Subordinated Note" shall mean the Non-Negotiable Subordinated Promissory Note to be issued by Matria in favor of Gainor pursuant to Section 1.5 of the Gainor Purchase and Sale Agreement and in substantially the form of Exhibit A thereto, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "Governmental Authority" shall mean any domestic or foreign nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Matria and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

         "IBOR Rate" shall mean, with respect to each Foreign Currency Revolving Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which deposits in the applicable Foreign Currency in immediately available funds are offered by First Union to first-tier banks in the interbank market for such Foreign Currency, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's Foreign Currency Revolving Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the applicable Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Inactive Subsidiary" shall mean any Subsidiary of Matria (i) the Capital Stock of which has been previously acquired by Matria or another Subsidiary, (ii) that owns no assets or properties (other than Medicare and Medicaid provider numbers and immaterial accounts receivable) and (iii) that does not conduct any active trade or business. Notwithstanding the foregoing, the general partnerships listed in SCHEDULE 5.7 and Matria Healthcare Puerto Rico, Inc. shall be deemed Inactive Subsidiaries for all purposes of this Agreement and the other Credit Documents.

         "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, including Contingent Purchase Price Obligations, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Guaranty Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "Intercompany Notes" shall mean, collectively, the intercompany notes made by the Subsidiaries, in substantially the form of EXHIBIT I, as amended, modified or supplemented from time to time.

         "Interest Period" shall have the meaning given to such term in SECTION 2.10.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

         "Joinder Agreement" shall mean a joinder agreement made by a Foreign Subsidiary and Matria in favor of the Administrative Agent and the Lenders, in substantially the form of EXHIBIT H, as amended, modified or supplemented from time to time.

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the applicable Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 12.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to Matria and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to Fixed Rate Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

         "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.2.

         "Letters of Credit" shall have the meaning given to such term in
SECTION 3.1.

         "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending (subject to the adjustments set forth in SECTION 1.2).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Licenses" shall mean any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

         "Limitation" shall mean a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement, and the loss of any other rights.

         "Loans" shall mean any or all of the Term Loans, the Revolving Loans and the Swingline Loans, as the context may require.

         "Local Time" shall mean the local time in effect at the office of the applicable Correspondent in connection with any disbursements or payments of Loans by or through such Correspondent.

         "Margin Stock" shall have the meaning given to such term in Regulation
U.

         "Material Adverse Change" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of (A) Matria and its Subsidiaries, taken as a whole, or (B) Gainor and its Subsidiaries, taken as a whole, and (ii) with reference to any time or period from and after the Closing Date, a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of Matria and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse effect upon the condition (financial or otherwise), operations, prospects, business, properties or assets of (A) Matria and its Subsidiaries, taken as a whole, or (B) Gainor and its Subsidiaries, taken as a whole, and (ii) with reference to any time or period from and after the Closing Date, a material adverse effect upon (A) the condition (financial or otherwise), operations, prospects, business, properties or assets of Matria and its Subsidiaries, taken as a whole, (B) the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (C) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

         "Material Contract" shall have the meaning given to such term in
SECTION 5.18.

         "Matria Pledge Agreement" shall mean a pledge agreement made by Matria and the Subsidiaries party thereto in favor of the Administrative Agent, in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

         "Mortgage" shall mean any mortgage, deed of trust, deed to secure debt or similar agreement or instrument pursuant to which Matria or any of its Subsidiaries grants in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in and Lien upon any fee or leasehold interest in real property owned by it, as amended, modified or supplemented from time to time.

         "Mortgaged Premises" shall mean, with respect to any Mortgage, the "Mortgaged Premises" (as such term is defined therein) covered by such Mortgage.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which Matria or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

         "national currency unit" shall have the meaning given to such term in
SECTION 12.17.

         "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by Matria and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by Matria and its Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by Matria and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by Matria and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by Matria to be payable by Matria and its Subsidiaries as a result of such Casualty Event, and
(iii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by Matria and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by Matria and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by Matria to be payable by Matria and its Subsidiaries as a result of such Asset Disposition.

         "Notes" shall mean any or all of the Term Notes, the Revolving Credit Notes and the Swingline Note, as the context may require.

         "Notice of Borrowing" shall have the meaning given to such term in
SECTION 2.2(B).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.11(B).

         "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(D).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Participant" shall have the meaning given to such term in SECTION 12.7(D).

         "participating member state" shall have the meaning given to such term in SECTION 12.17.

         "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in SECTION 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of Matria, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be Matria or a Wholly Owned Subsidiary, (iv) the board of directors or equivalent governing body of the Person whose Capital Stock or business is acquired shall have approved such Acquisition, if required by applicable law (but provided in any event that such acquisition shall not be "hostile"), and (v) all of the conditions and requirements of SECTIONS 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole but reasonable discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

         "Permitted Liens" shall have the meaning given to such term in SECTION 8.3.

         "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

         "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Matria or any ERISA Affiliate may have any liability.

         "Pledge Agreement" shall mean (i) the Matria Pledge Agreement and (ii) each other pledge agreement made by Matria or any Subsidiary with respect to the pledge of Capital Stock of any other Subsidiary, in substantially the form of EXHIBIT F (with such modifications as may be necessary or appropriate for each applicable foreign jurisdiction), as amended, modified or supplemented from time to time.

         "Pro Forma Balance Sheet" shall have the meaning given to such term in
SECTION 5.11(C).

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

         "Projections" shall have the meaning given to such term in SECTION 5.11(D).

         "Refunded Swingline Loans" shall have the meaning given to such term in
SECTION 2.2(E).

         "Register" shall have the meaning given to such term in SECTION
12.7(B).

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by Governmental Authorities or other Persons.

         "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.4.

         "Relevant Type" shall have the meaning given to such term in SECTION 2.16(C).

         "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

         "Required Lenders" shall mean the Lenders holding outstanding Loans, Letter of Credit Exposure, participations in outstanding Swingline Loans and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans) representing greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Loans, Letter of Credit Exposure, participations in outstanding Swingline Loans and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving

Credit Commitments, the aggregate at such time of all outstanding Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans). For purposes of any determination of the "Required Lenders," the aggregate outstanding Swingline Loans held by the Swingline Lender shall be calculated net of participations therein purchased by the other Lenders pursuant to the terms hereof.

         "Required Revolving Credit Lenders" shall mean the Revolving Credit Lenders holding outstanding Revolving Loans, Letter of Credit Exposure, participations in outstanding Swingline Loans and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Revolving Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans) representing greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Revolving Loans, Letter of Credit Exposure, participations in outstanding Swingline Loans and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Revolving Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans). For purposes of any determination of the "Required Revolving Credit Lenders," the aggregate outstanding Swingline Loans held by the Swingline Lender shall be calculated net of participations therein purchased by the other Lenders pursuant to the terms hereof.

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period,
(i) in respect of any LIBOR Loan, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding, and (ii) in respect of any Foreign Currency Revolving Loan, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves), applicable to First Union under any applicable Requirement of Law established by any Governmental Authority having jurisdiction in respect of such Foreign Currency Revolving Loan or any category of liabilities that includes deposits by reference to which the interest rate on such Foreign Currency Revolving Loan is determined.

         "Responsible Officer" shall mean, with respect to any Borrower or any of its Subsidiaries, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Borrower or Subsidiary, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower or such Subsidiary in respect of this Agreement and the other Credit Documents.

         "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 12.7(B) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Revolving Credit Lender" shall mean any Lender having a Revolving Credit Commitment and/or holding outstanding Revolving Loans.

         "Revolving Credit Maturity Date" shall mean March 31, 2004.

         "Revolving Credit Notes" shall mean any or all of the Dollar Revolving Credit Notes and the Foreign Currency Revolving Credit Notes, as the context may require.

         "Revolving Loans" shall mean any or all of the Dollar Revolving Loans and the Foreign Currency Revolving Loans, as the context may require.

         "Security Agreement" shall mean a security agreement made by Matria and the Subsidiaries party thereto in favor of the Administrative Agent, in substantially the form of EXHIBIT E, as amended, modified or supplemented from time to time.

         "Security Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by Matria or any of its Subsidiaries pursuant to SECTION 6.10 or SECTION 6.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

         "Seller Subordinated Indebtedness" shall have the meaning given to such term in SECTION 8.2.

         "Senior Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Senior Indebtedness as of such date to
(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending (subject to the adjustments set forth in SECTION 1.2).

         "Series A Preferred Stock" shall mean the Borrower's 4% Series A Convertible Preferred Stock designated as such, and having the terms, rights and preferences set forth, in the Certificate of Designations therefor and issued pursuant to the Gainor Purchase and Sale Agreement.

         "Series B Preferred Stock" shall mean the Borrower's 8% Series B Redeemable Preferred Stock designated as such, and having the terms, rights and preferences set forth, in the Certificate of Designations therefor and issued pursuant to the Gainor Purchase and Sale Agreement.

         "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

         "Subordinated Indebtedness" shall mean, collectively, (i) the Gainor Seller Subordinated Note, (ii) any subordinated Indebtedness issued pursuant to clause (v) of SECTION 8.2, (iii) any Seller Subordinated Indebtedness issued pursuant to clause (vi) of SECTION 8.2, (iv) the Convertible Subordinated Debentures, and (v) any other Indebtedness of Matria or any Subsidiary that is subordinated in right of payment to the Obligations.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of Matria.

         "Subsidiary Guarantor" shall mean any Domestic Subsidiary of Matria that is a guarantor under the Subsidiary Guaranty and has granted to the Administrative Agent a first priority Lien upon and security interest in its personal property assets pursuant to the Security Agreement, subject only to Permitted Liens.

         "Subsidiary Guaranty" shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of EXHIBIT G, as amended, modified or supplemented from time to time.

         "Swingline Commitment" shall mean $5,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

         "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(D).

         "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

         "Swingline Note" shall mean the promissory note of Matria in substantially the form of EXHIBIT A-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Syndication Completion Date" shall have the meaning given to such term in SECTION 2.2(A).

         "Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 12.7(B) as such Lender's "Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Term Loan Maturity Date" shall mean March 31, 2004.

         "Term Loans" shall have the meaning given to such term in SECTION
2.1(A).

         "Term Notes" shall mean the promissory notes of Matria in substantially the form of EXHIBIT A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Terminating Indebtedness" shall have the meaning given to such term in
SECTION 4.1(P).

         "Termination Date" shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or
SECTION 9.2.

         "Third Party Payor Arrangements" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS and any other Governmental Authority or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

         "Transaction Documents" shall mean, collectively, this Agreement and the other Credit Documents, the Gainor Purchase and Sale Agreement, the Gainor Seller Subordinated Note, and all other agreements, instruments, certificates and documents executed and delivered by Matria or any Subsidiary in connection with the Transactions, in each case as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "Transactions" shall mean, collectively, the transactions contemplated by the Transaction Documents, including (i) the initial extensions of credit hereunder on the Closing Date, (ii) the Gainor Acquisition, (iii) the purchase and sale of the Series A Preferred Stock and the Series B Preferred Stock, (iv) the execution and delivery of the Gainor Seller Subordinated Note, (v) the acquisition by Matria of the remaining outstanding Capital Stock of DMS, (vi) the satisfaction of the Terminating Indebtedness, and (vii) the payment of permitted fees and expenses incident to the foregoing.

         "Treaty on European Union" shall have the meaning given to such term in
SECTION 12.17.

         "Type" shall mean the type of Loan determined with regard to both the currency and interest rate option applicable thereto. Foreign Currency Revolving Loans denominated in different currencies shall be different Types of Loans.

         "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

         "Universal" shall mean Universal Self Care, Inc., a Delaware corporation.

         "Unutilized Revolving Credit Commitment" shall mean, with respect to any Revolving Credit Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal Dollar Amount of all Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

         "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         1.2 Accounting Terms. (a) Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in
ARTICLE VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of Matria referred to in SECTION 5.11(A). In the event that any changes in GAAP after such date are required to be applied to Matria and would affect the computation of the financial covenants contained in
ARTICLE VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

         (b) Notwithstanding the other provisions of this Section, for all purposes of this Agreement calculations of the financial covenants set forth in
ARTICLE VII shall be made by giving effect to the following adjustments, as applicable: (i) calculations of income statement financial items of Matria's Quality Diagnostic Services business segment for the period ending

March 31, 1999 shall be determined by multiplying (A) such items, determined for the period of three consecutive fiscal quarters then ending, by (B) 4/3; (ii) income statement financial items of Matria's FFN business segment shall not be included in any calculations; (iii) for purposes of calculating Consolidated EBITDA for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999, the EBITDA for Diabetes Management Services, Inc. (for purposes of this subsection, "EBITDA" and its components for any single entity shall be calculated on a stand-alone basis for such entity but otherwise in accordance with the definition of Consolidated EBITDA) shall be $150,000 for each fiscal quarter of 1998 included in each such calculation; and (iv) to the extent permitted or required to be included in the calculation of financial covenants pursuant to subsection (c) below, the EBITDA of Hans M.W. Spreth GmbH and Dia Real Diabetesservice Kommanditgesellschaft for the periods ending March 31, 1999 and June 30, 1999 shall be determined by including, as the EBITDA of each such entity for each of the fiscal quarters ended June 30, 1998 (to the extent included in any such calculation) and September 30, 1998, the product of (A) such entity's actual EBITDA for the period August 1, 1998 through December 31, 1998 times (B) 3/5; and

         (c) Notwithstanding the other provisions of this Section or any other provision of this Agreement, the assets, liabilities, revenues, income, losses and other financial statement items of any Foreign Subsidiary of Matria (including entities that were Foreign Subsidiaries of Gainor prior to the consummation of the Gainor Acquisition) that is not either (i) a Subsidiary Guarantor or (b) a Foreign Subsidiary that has joined this Agreement as a Borrower hereunder in accordance with, and has satisfied the requirements of,
SECTION 12.18 shall not be taken into account in the calculation of the financial covenants set forth in ARTICLE VII; provided, however, that notwithstanding the foregoing, calculations of financial covenants as of and for the periods ending March 31, 1999 and June 30, 1999 shall include all financial items and results of operations of Matria's Foreign Subsidiaries.

         1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         2.1 Commitments. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a "Term Loan," and collectively, the "Term Loans") to Matria on the Closing Date in a principal amount not to exceed its Term Loan Commitment. No Term Loans shall be made at any time after the Closing Date. To the extent repaid, Term Loans may not be reborrowed.

         (b) Each Revolving Credit Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans in Dollars (each, a "Dollar Revolving Loan," and collectively, the "Dollar Revolving Loans") to Matria, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, provided that no Borrowing of Dollar Revolving Loans shall be made if, immediately after giving effect thereto:

                  (i) the sum of (y) the aggregate principal Dollar Amount of Revolving Loans of such Lender outstanding at such time and (z) such Lender's Letter of Credit Exposure at such time would exceed its Revolving Credit Commitment at such time; or

                  (ii) the sum of (x) the aggregate principal Dollar Amount of Revolving Loans outstanding at such time, (y) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Dollar Revolving Loans made pursuant to such Borrowing) and (z) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time would exceed the aggregate Revolving Credit Commitments at such time.

         Subject to and on the terms and conditions of this Agreement, Matria may borrow, repay and reborrow Dollar Revolving Loans.

         (c) Each Revolving Credit Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans in any Foreign Currency (each, a "Foreign Currency Revolving Loan," and collectively, the "Foreign Currency Revolving Loans") to any Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, provided that no Borrowing of Foreign Currency Revolving Loans shall be made if, immediately after giving effect thereto:

                  (i) the sum of (y) the aggregate principal Dollar Amount of Revolving Loans of such Lender outstanding at such time and (z) such Lender's Letter of Credit Exposure at such time would exceed its Revolving Credit Commitment at such time;

                  (ii) the sum of (x) the aggregate principal Dollar Amount of Revolving Loans outstanding at such time, (y) the aggregate principal amount of Swingline Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time would exceed the aggregate Revolving Credit Commitments at such time; or

                  (iii) the aggregate principal Dollar Amount of Foreign Currency Revolving Loans outstanding at such time would exceed the Foreign Currency Sublimit.

         Subject to and on the terms and conditions of this Agreement, each Borrower may borrow, repay and reborrow Foreign Currency Revolving Loans.

         (d) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to Matria, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal Dollar Amount of the Revolving Loans made by the Swingline Lender in its capacity as a Revolving Credit Lender outstanding at such time and its Letter of Credit Exposure at such time, may exceed its Revolving Credit Commitment at such time, but provided that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal Dollar Amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, Matria may borrow, repay (including by means of a Borrowing of Dollar Revolving Loans pursuant to SECTION 2.2(E)) and reborrow Swingline Loans.

         2.2 Borrowings. (a) Subject to the terms and conditions of this Agreement, (i) the Term Loans shall, at the option of Matria, be either Base Rate or LIBOR Loans, and (ii) the Dollar Revolving Loans shall at the option of Matria, be either Base Rate Loans or LIBOR Loans, provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type (with regard to both currency and interest rate option, in the case of Foreign Currency Revolving Loans), (ii) the Loans made on the Closing Date shall be made initially as Base Rate Loans, (iii) no Borrowing of LIBOR Loans may be made at any time prior to the third (3rd) Business Day after the Closing Date, and no Borrowing of Foreign Currency Revolving Loans may be made at any time prior to the fourth (4th) Business Day after the Closing Date, and (iv) no LIBOR Loans or Foreign Currency Revolving Loans having (in each case) an interest period greater than one month may be borrowed at any time prior to the earlier of the 90th day after the Closing Date and the date upon which the Administrative Agent determines in its sole discretion, and notifies Matria, that the primary syndication of the credit facilities provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date"). The Swingline Loans shall be made and maintained as Base Rate Loans at all times, and the Foreign Currency Revolving Loans shall at all times bear interest at the Adjusted IBOR Rate.

         (b) In order to make a Borrowing (other than (x) Borrowings of Swingline Loans, which shall be made pursuant to SECTION 2.2(D), (y) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(E), and (z) Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to SECTION 2.11), the applicable Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to each Borrowing; provided, however, that requests for the Borrowing of the Term Loans and any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of

Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of Fixed Rate Loans, the initial Interest Period to be applicable thereto, (3) in the case of a Borrowing of Foreign Currency Revolving Loans, the applicable Foreign Currency, and (4) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Revolving Credit Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

                  (i) the aggregate principal amount of the Borrowing of the Term Loans shall be in the amount of the aggregate Term Loan Commitments;

                  (ii) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Unutilized Revolving Credit Commitments), and the aggregate principal amount of each Borrowing comprised of Fixed Rate Loans shall not be less than a Dollar Amount of $3,000,000 or, if greater, an integral multiple of a Dollar Amount of $1,000,000 in excess thereof; and

                  (iii) if the applicable Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of Fixed Rate Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (c) In the case of each Borrowing of Dollar Revolving Loans (and the Borrowing of the Term Loans), not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date (which shall be the Closing Date, in the case of the Term Loans), each Lender will make available to the Administrative Agent at its office referred to in SECTION 12.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Dollar Revolving Loan (or the Term Loan, as the case may be) to be made by such Lender. To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to Matria in accordance with SECTION 2.3(A) and in like funds as received by the Administrative Agent. In the case of each Borrowing of Foreign Currency Revolving Loans, not later than 10:00 a.m., Local Time, on the requested Borrowing Date, each Revolving Credit Lender will make available to the Administrative Agent at the office of its applicable Correspondent (or at such other location as the Administrative Agent may designate) an amount, in the applicable Foreign Currency and in immediately available funds, equal to the amount of the Foreign Currency Revolving Loan to be made by such Lender. To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the applicable Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Administrative Agent.

         (d) In order to make a Borrowing of a Swingline Loan, Matria will give the Administrative Agent and the Swingline Lender written notice not later than 11:00 a.m., Charlotte time, on the date of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $50,000 and, if greater, shall be in an integral multiple of $50,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its office referred to in SECTION 12.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to Matria in accordance with SECTION 2.3(A) and in like funds as received by the Administrative Agent.

         (e) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by Matria to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is different from the Swingline Lender) and each other Revolving Credit Lender (on behalf of, and with a copy to, Matria), not later than 11:00 a.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by Matria) requesting the Revolving Credit Lenders to make Dollar Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in SECTION 12.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Dollar Revolving Loan to be made by such Lender. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Revolving Credit Lender) shall be deemed to be repaid with the proceeds of the Dollar Revolving Loans made as provided above (including a Dollar Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Dollar Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of Matria from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Revolving Credit Lenders in the manner contemplated by SECTION 2.15(B).

         (f) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to Matria, Dollar Revolving Loans are not made pursuant to subsection (e) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of Matria as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Revolving Credit Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in SECTION 12.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Lender's participation as provided in this subsection (f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate. Promptly following its receipt of any payment by or on behalf of Matria in respect of a Swingline Loan, the Swingline Lender will pay to each Revolving Credit Lender that has acquired a participation therein such Lender's ratable share of such payment.

         (g) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Revolving Credit Lender (other than the Swingline Lender) to make Dollar Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (e) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (f) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, Matria or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Matria or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

         2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) Each Borrower hereby authorizes the Administrative Agent and each Correspondent to disburse the proceeds of each

Borrowing in accordance with the terms of any written instructions from any of its Authorized Officers, provided that neither the Administrative Agent nor any Correspondent shall be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Unless the Administrative Agent has received, prior to the applicable funding deadline as set forth in SECTION 2.2(C) or SECTION 2.2(E), on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion (if any) of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2(C) or SECTION 2.2(E), as the case may be, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the applicable Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the applicable Borrower, such Lender, on the one hand, and the applicable Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, (y) with respect to any Borrowing of Term Loans or Dollar Revolving Loans, at the Federal Funds Rate, and (z) with respect to any Borrowing of Foreign Currency Revolving Loans, at the Administrative Agent's average daily cost of carrying such amount, and (ii) in the case of such Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of SECTION 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

         2.4      Notes. (a) The Loans made by each Lender shall be evidenced
(i) in the case of Term Loans, by a Term Note appropriately completed in substantially the form of EXHIBIT A-1, (ii) in the case of Dollar Revolving Loans, by a Dollar Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-2, (ii) in the case of Foreign Currency Revolving Loans, by a Foreign Currency Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-3, and (iv) in the case of Swingline Loans, by a Swingline Note appropriately completed in substantially the form of EXHIBIT A-4.

         (b) Each Term Note issued to a Lender shall (i) be executed by Matria, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Term Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Term Loan Commitment (or, in the case of a Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Term Loan), (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (c) Each Dollar Revolving Credit Note issued to a Lender shall (i) be executed by Matria, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Dollar Revolving Credit Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Dollar Revolving Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (d) Each Foreign Currency Revolving Credit Note issued to a Lender shall (i) be executed by the applicable Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Foreign Currency Revolving Credit Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's ratable share of the Foreign Currency Sublimit, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Foreign Currency Revolving Loans made by such Lender to such Borrower, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (e) The Swingline Note shall (i) be executed by Matria, (ii) be payable to the order of the Swingline Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment,
(v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Swingline Loans, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (f) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any

Lender to make any such recordation or provide any such information, or any error therein, shall not affect any Borrower's obligations under this Agreement or the Notes.

         2.5 Termination and Reduction of Commitments and Swingline Commitment. (a) The Term Loan Commitments shall be automatically and permanently terminated on the Closing Date (or, if earlier, on February 1, 1999), unless the Term Loans have been made in full on or prior to such date. The Revolving Credit Commitments shall be automatically and permanently terminated on the Termination Date (or on February 1, 1999, but only if the Closing Date shall not have occurred on or prior to such date). The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date, unless sooner terminated pursuant to any other provision of this Section or SECTION 9.2.

         (b) The Revolving Credit Commitments shall, on each date upon which a prepayment of the Loans is required under any of subsections (e) through
(g) of SECTION 2.6 (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in SECTION 2.6(H).

         (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), Matria may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments, the Unutilized Swingline Commitment and/or the Foreign Currency Sublimit, provided that any such partial reduction shall be in an aggregate principal Dollar Amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

         (d) Each reduction of the Revolving Credit Commitments or the Foreign Currency Sublimit pursuant to this Section shall be applied ratably among the Revolving Credit Lenders according to their respective Revolving Credit Commitments or ratable share (based on their respective Revolving Credit Commitments) of the Foreign Currency Sublimit, as the case may be. Notwithstanding any provision of this Agreement to the contrary, to the extent that the aggregate Revolving Credit Commitments are reduced pursuant to this Section to an amount lower than the Swingline Commitment or the Foreign Currency Sublimit, there shall be a corresponding permanent reduction of the Swingline Commitment or the Foreign Currency Sublimit, as the case may be, to the amount of the aggregate Revolving Credit Commitments as so reduced.

         2.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Term Loans in the amounts and on the dates set forth below:

     Date                                                   Payment Amount
     ----                                                   --------------

 July 1, 1999                                                 $3,000,000
October 1, 1999                                                3,000,000
January 1, 2000                                                3,000,000
 April 1, 2000                                                 3,000,000
 July 1, 2000                                                  3,000,000
October 1, 2000                                                3,000,000
January 1, 2001                                                3,000,000
 April 1, 2001                                                 3,000,000
 July 1, 2001                                                  4,000,000
October 1, 2001                                                4,000,000
January 1, 2002                                                4,000,000
 April 1, 2002                                                 4,000,000
 July 1, 2002                                                  4,000,000
October 1, 2002                                                4,000,000
January 1, 2003                                                4,000,000
 April 1, 2003                                                 4,000,000
 July 1, 2003                                                  6,000,000
October 1, 2003                                                6,000,000
January 1, 2004                                                6,000,000
March 31, 2004                                                 6,000,000

         (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Term Loans shall be due and payable in full on the Term Loan Maturity Date, (ii) the aggregate outstanding principal of the Swingline Loans shall be due and payable in full on the Swingline Maturity Date, (iii) the aggregate outstanding principal amount of each Borrowing of Foreign Currency Revolving Loans shall be due and payable in full on the last day of the Interest Period applicable thereto; provided, however, that the applicable Borrower may, subject to the provisions of SECTION 2.11, continue all or a portion of such outstanding principal amount of such Foreign Currency Revolving Loans for an additional Interest Period in the same Foreign Currency, and to the extent that any such Foreign Currency Revolving Loans are not continued for an additional Interest Period as provided in such Section, such Borrower will repay the principal amount thereof not so continued (together with interest thereon) on the last day of the Interest Period applicable thereto, and (iv) the aggregate outstanding principal amount of all the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date. Each payment of a Foreign Currency Revolving Loan made pursuant to the provisions of this subsection (b) shall be made in the Foreign Currency in which such Foreign Currency Revolving Loan was made, as set forth more particularly in SECTION 2.12(A), and shall be made in an amount (denominated in the applicable Foreign Currency) equal to the outstanding amount (denominated in such Foreign Currency) of such Foreign Currency Revolving Loan, i.e. without adjustment to the Dollar Equivalent of such outstanding amount.

         (c) In the event that, at any time, the sum of (x) the aggregate principal Dollar Amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Dollar Revolving Loans made on the date of determination) shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the Dollar Amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

         (d) In the event that, at any time, the aggregate principal Dollar Amount of Foreign Currency Revolving Loans outstanding at such time shall exceed the Foreign Currency Sublimit at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Foreign Currency Revolving Loans in the Dollar Amount of such excess.

         (e) Promptly upon (and in any event not later than two (2) Business Days after) receipt thereof by Matria or any Subsidiary, the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 75% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance, and in connection therewith Matria will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of Matria in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

         (f) Not later than sixty (60) days after receipt by Matria or any Subsidiary of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied to the repair or replacement of property subject to such Casualty Event) and in connection therewith Matria will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of Matria in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing, (i) nothing in this subsection shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to Matria upon the terms hereof or thereof, or any obligation of Matria and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or Matria or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the outstanding principal amount of the Loans.

         (g) Promptly upon (and in any event not later than two (2) Business Days after) receipt thereof by Matria or any Subsidiary, the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition, and in connection therewith Matria will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of Matria in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under SECTION 8.4.

         (h) Each prepayment of the Loans made pursuant to subsections (e) through (g) above shall be applied (i) first, to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in subsection (a) above) on a pro rata basis according to the amount of each such scheduled payment, (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Swingline Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in Section 2.5(b), (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in
SECTION 2.5(B), and (iv) fourth, to the extent of any excess remaining after application as provided in clauses (i), (ii) and (iii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to Section 3.8. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, and in the case of prepayments pursuant to subsection (c), (e),
(f) or (g) above shall be applied, as among the Term Loans (or the Revolving Loans, as the case may be) being prepaid, (x) first, to prepay all Base Rate Loans, (y) second, to the extent of any excess remaining after application as provided in clause (x) above, to prepay all LIBOR Loans (and as among LIBOR Loans, first to prepay those LIBOR Loans, if any, having Interest Periods ending on the date of such prepayment), and (z) third, in the case of Revolving Loans only, to the extent of any excess remaining after application as provided in clauses (x) and (y) above, to prepay all Foreign Currency Revolving Loans in an amount equal to the Dollar Amount of such excess (and as among Foreign Currency Revolving Loans, first to prepay those Foreign Currency Revolving Loans, if any, having Interest Periods ending on the date of such prepayment).

         (i) Each payment or prepayment of a Fixed Rate Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.18 to be paid as a consequence thereof.

         (j) For purposes of subsections (c) and (d) above, and notwithstanding any other provision of this Agreement, the Administrative Agent shall calculate the Dollar Equivalent of each Foreign Currency Revolving Loan
(i) in connection with the making or continuation of such Foreign Currency Revolving Loan, as of the date such Foreign Currency Revolving Loan is so made or continued, and (ii) on the Termination Date. Notwithstanding the foregoing, the Administrative Agent may in its sole discretion, but unless requested in writing to do so by the Required Revolving Credit Lenders shall not be required to, calculate the Dollar Equivalent of any Foreign Currency Revolving Loan or other amount at any other time for purposes of determining compliance with the provisions of subsections (c) and (d) above.

         2.7 Voluntary Prepayments. (a) At any time and from time to time, each Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to each intended prepayment, provided that (i) each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof ($50,000 and $50,000, respectively, in the case of Swingline Loans), and each partial prepayment of Fixed Rate Loans shall be in an aggregate principal Dollar Amount of not less than $3,000,000 or, if greater, an integral multiple of a Dollar Amount of $1,000,000 in excess thereof, (ii) no partial prepayment of Fixed Rate Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining Fixed Rate Loans under such Borrowing to less than a Dollar Amount of $3,000,000 or to any greater amount not an integral multiple Dollar Amount of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.18 to be paid as a consequence of such prepayment, a prepayment of a Fixed Rate Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of Fixed Rate Loans, the Borrowing pursuant to which made and the Interest Period applicable thereto), and shall be irrevocable and shall bind such Borrower to make such prepayment on the terms specified therein. Revolving Loans and Swingline Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b)      Each prepayment of the Term Loans made pursuant to subsection
(a) above shall be applied to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in SECTION 2.6(A)) on a pro rata basis according to the amount of each such scheduled payment. Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         2.8 Interest. (a) Each Borrower will pay interest in respect of the unpaid principal amount of each Loan made to it, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan, and (iii) at the Adjusted IBOR

Rate, as in effect from time to time during such periods as such Loan is a Foreign Currency Revolving Loan.

         (b) Upon the occurrence and during the continuance of any default by any Borrower in the payment of any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any Event of Default, in order to compensate the Lenders for increased credit risk and not as a penalty, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate, the Adjusted LIBOR Rate or the Adjusted IBOR
Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any applicable Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                  (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                  (ii) in respect of each Fixed Rate Loan (including any Fixed Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears
         (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.10) and (z) in addition, in the case of a Fixed Rate Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all Fixed Rate Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such Fixed Rate Loans shall be payable together with such repayment or prepayment on the date thereof; and

                  (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Administrative Agent shall promptly notify Matria and the Lenders upon determining the interest rate for each Borrowing of Fixed Rate Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the applicable Borrower or the Lenders with any such notice shall neither affect any obligations of such Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to such Borrower or any Lender. Each such determination (including each determination of the applicable Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

         2.9      Fees. Matria agrees to pay:

         (a) To the Arranger, for its own account, on the Closing Date, the fee described in paragraph (1) of the Fee Letter, in the amount set forth therein as due and payable on the Closing Date and to the extent not theretofore paid to the Arranger;

         (b) To the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Commitment Fee Percentage in effect from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the Termination Date;

         (c) To the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

         (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

         (e) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (2) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

         2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of (a) any Borrowing of Term Loans or Dollar Revolving Loans comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, or (b) any Borrowing of Foreign Currency Revolving Loans in any Foreign Currency to be continued as Foreign Currency Revolving Loans in the same Foreign Currency, the applicable Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans or Foreign Currency Revolving Loans, as the case may be, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month period; provided, however, that:

                  (i) all Fixed Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Fixed Rate Loan shall commence on the date of the Borrowing of such Fixed Rate Loan (including the date of any continuation of, or conversion into, such Fixed Rate Loan), and each successive Interest Period applicable to such Fixed Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) Fixed Rate Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

                  (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected with respect to the Term Loans that would end after a scheduled date for repayment of principal of the Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

                  (vi)     the Borrower may not select any Interest Period that
         (y) begins prior to the third (3rd) Business Day after the Closing Date (with respect to LIBOR Loans) or the fourth (4th) Business Day after the Closing Date (with respect to Foreign Currency Loans) or (z) that expires after (1) the Term Loan Maturity Date (with respect to LIBOR Loans that are Term Loans) or (2) the Revolving Credit Maturity Date (with respect to Fixed Rate Loans that are Revolving Loans);

                  (vii) the Borrowers may not select any Interest Period having a duration of more than one month at any time prior to the Syndication Completion Date; and

                  (viii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month.

         2.11 Conversions and Continuations. (a) The Borrowers shall have the right, on any Business Day occurring on or after the Closing Date, to elect
(i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) upon the expiration of any Interest Period, (A) to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class, the Interest Periods for which end on the same day, for an additional Interest Period, or (B) to continue all or a portion of the outstanding principal amount of any Foreign Currency Revolving Loans in any Foreign Currency, the Interest Periods for which end on the same day, for an additional Interest Period as Foreign Currency Revolving Loans in the same Foreign Currency, provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans, or continuation of Foreign Currency Revolving Loans, shall involve an aggregate principal Dollar Amount of not less than $3,000,000 or, if greater, an integral multiple of a Dollar Amount of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in SECTION 2.16(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of Fixed Rate Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The applicable Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to the intended effective date of any such conversion or continuation. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (w) the date of such conversion or continuation (which shall be a Business Day), (x) in the case of a conversion into, or a continuation of, Fixed Rate Loans, the Interest Period to be applicable thereto, (y) in the case of a continuation of Foreign Currency Revolving Loans, the applicable Foreign Currency, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender having a Commitment for Loans (or outstanding Loans) of the relevant Class of the proposed conversion or continuation. In the event that the applicable Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding Fixed Rate Loans, such Fixed Rate Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof), and if such Fixed Rate Loans were Foreign Currency Revolving Loans, any such Base Rate Loans shall be in an aggregate principal amount equal to the aggregate principal Dollar Amount of such Fixed Rate Loans. In the event the applicable Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, Fixed Rate Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         2.12 Method of Payments; Computations. (a) All payments by the Borrowers hereunder shall be made without setoff, counterclaim or other defense and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders), (i) in the case of payments of principal and interest with respect to any Dollar Revolving Loan and all payments of fees, expenses and any other amounts due hereunder or under any other Credit Document (except as set forth in clause (ii) below with respect to Foreign Currency Revolving Loans), in Dollars, to the Administrative Agent at its office referred to in SECTION 12.5, prior to 12:00 noon, Charlotte time, on the date payment is due, and (ii) in the case of payments of principal and interest with respect to any Foreign Currency Revolving Loan, in the Foreign Currency in which such Foreign Currency Revolving Loan was made, to the Administrative Agent at the office of the applicable Correspondent, prior to 12:00 noon, Local Time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time (or Local Time, as the case may be) shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of Fixed Rate Loans to which the provisions of clause (iv) in SECTION 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

         (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time (in the case of payments denominated in Dollars) or Local Time (in the case of payments denominated in a Foreign Currency), in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time (in the case of payments denominated in Dollars) or Local Time (in the case of payments denominated in a Foreign Currency), or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

         (c) Unless the Administrative Agent shall have received written notice from the applicable Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of such Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, (y) with respect to any amount denominated in Dollars, at the Federal Funds Rate, and (z) with respect to any amount denominated in a Foreign Currency, at the Administrative Agent's average daily cost of carrying such amount.

         (d) All computations of interest and fees hereunder (including computations of the applicable Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans and Foreign Currency Revolving Loans denominated in British pounds sterling, 365 or 366 days, as the case may be, and (ii) in all other instances, 360 days, and in each case, the actual number of days (including the first day, but excluding the last day) elapsed.

         2.13 Recovery of Payments. (a) Each Borrower agrees that to the extent such Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to any Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from any Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         2.14 Use of Proceeds. (a) The proceeds of the Term Loans shall be used solely to finance a portion of the purchase price of the Gainor Acquisition.

         (b)      The proceeds of the Revolving Loans shall be used as follows:
(i) up to $26,000,000 in proceeds of the Revolving Loans shall be used on the Closing Date, together with cash from other sources, solely (A) to finance a portion of the purchase price of the Gainor Acquisition, (B) to repay the Terminating Indebtedness in full, (C) to acquire the remaining outstanding Capital Stock of DMS (for an amount not exceeding $6,500,000), and (D) to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby and the consummation of the other Transactions, and (v) thereafter, the proceeds of the Revolving Loans shall be used for working capital and general corporate purposes of the Borrowers and their Subsidiaries and in such other manner as is expressly provided under, and in accordance with, the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in SECTION 6.9, and to pay earnout obligations in connection with the prior acquisition of Quality Diagnostic Services, Inc.).

         2.15 Pro Rata Treatment. (a) Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to SECTION 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 12.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

         2.16 Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its Fixed Rate Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any Fixed Rate Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than any reserves to the extent actually included within the applicable Reserve Requirement in the calculation of any Fixed Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase in any material respect the cost to such Lender of making or maintaining any Fixed Rate Loans or issuing or participating in Letters of Credit or to reduce in any material respect the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), each applicable Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

         (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), each applicable Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

         (c) If, on or prior to the first day of any Interest Period, (x) the Administrative Agent or the Required Lenders shall have determined that by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars or any Foreign Currency in the applicable amounts are not being quoted or offered to the Administrative Agent or the Lenders for such Interest Period, or that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Foreign Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable Fixed Rate for such Interest Period, or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" or "IBOR Rate" upon the basis of which the applicable Fixed Rate for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining the relevant Type of Fixed Rate Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrowers and the Lenders. Upon such notice, (i) all then outstanding Fixed Rate Loans of each affected currency and/or Interest Period type specified in such notice (each, a "Relevant Type") shall automatically, on the expiration date of the respective Interest Periods applicable thereto, be converted into Base Rate Loans or prepaid in full (provided that if any such Fixed Rate Loan is a Foreign Currency Revolving Loan, such Loan shall be prepaid in full on the expiration date of the applicable Interest Period), and (ii) the obligation of the Lenders to make, to convert Loans into, or to continue, Fixed Rate Loans of each Relevant Type shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist, and upon such determination the Required Lenders (if making such determination) shall so notify the Administrative Agent, and the Administrative Agent shall so notify the Borrowers and the Lenders.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain Fixed Rate Loans of any currency or Interest Period type, such Lender will forthwith so notify the Administrative Agent and the Borrowers. Upon such notice, (i) each of such Lender's then outstanding Fixed Rate Loans of each Relevant Type shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such Fixed Rate Loan may not lawfully be maintained as a Fixed Rate Loan of such Type until such expiration date, upon such notice), be converted into a Base Rate Loan (provided that if any such Fixed Rate Loan is a Foreign Currency Revolving Loan, such Loan shall be prepaid in full on the expiration date of the applicable Interest Period), and (ii) the obligation of such Lender to make, to convert Loans into, or to continue, Fixed Rate Loans of each Relevant Type shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), in each case until such Lender shall have reasonably determined that the circumstances giving rise to such suspension no longer exist, and upon such determination such Lender shall so notify the Administrative Agent, and the Administrative Agent shall so notify the Borrowers.

         (e) In the event, as a result of increases in the value of any Foreign Currency against the Dollar, the obligation of any Lender to make, maintain or continue Revolving Loans or issue or participate in Letters of Credit (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. ss.84, as amended, the regulations promulgated thereunder and any other applicable Requirement of Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. ss.84, as amended, the regulations promulgated thereunder, or any other applicable Requirement of Law, the amount of additional extensions of credit (including participations in Letters of Credit) such Lender shall be obligated to make or issue or participate in hereunder shall, immediately thereupon, be reduced to the maximum amount that such Lender may legally advance or maintain (as reasonably determined by such Lender), and, to the extent necessary under such applicable Requirements of Law (as determined by each Lender with respect to itself), the Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amount.

         (f) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time; provided, however, that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reduction in return incurred or suffered more than 180 days prior to the date that such Lender notifies the applicable Borrower of the event or circumstance giving rise to such increased costs or reduction and of such Lender's intent to claim compensation therefor; and provided further that if the event or circumstance giving rise to such increased costs or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Nothing in this Section shall require or be construed to require any Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         (g) Any Lender claiming any additional amounts payable pursuant to this Section or exercising its rights under subsection (d) or (f) above shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the applicable Borrower or to change the jurisdiction of its applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Each Lender agrees to use reasonable efforts to notify the applicable Borrower as promptly as practicable upon its becoming aware that circumstances exist that would cause such Borrower to become obligated to pay additional amounts to such Lender pursuant to this Section or that would entitle such Lender to exercise its rights under subsection (d) or (f) above.

         2.17 Taxes. (a) Any and all payments by the Borrowers hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower will make such deductions, (iii) such Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrowers will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This



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

indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

         (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrowers or (ii) previously deducted by the Borrowers (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrowers to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrowers under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrowers (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding, provided that such determination is made in good faith.

         (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and Matria, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and Matria and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and Matria an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and Matria that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and Matria of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrowers and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrowers and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         2.18 Compensation. Each Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Fixed Rate Loans or by reason of the liquidation or closing out of any foreign currency contract undertaken by such Lender to fund or maintain Fixed Rate Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a Fixed Rate Loan by or to such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any Fixed Rate Loan by such Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any Fixed Rate Loan by such Borrower is not made on any date specified in a notice of prepayment given by such Borrower, (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any Fixed Rate Loan when due hereunder, or (v) as a consequence of any failure by such Borrower to pay a Foreign Currency Revolving Loan in the applicable Foreign Currency. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant Fixed Rate Loan through the purchase in the applicable interbank market of a Eurodollar (or other applicable Foreign Currency) deposit bearing interest at the relevant Fixed Rate in an amount equal to the amount of such Fixed Rate Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its Fixed Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.


                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Maturity Date and (ii) the Termination Date, and upon request by Matria in accordance with the provisions of SECTION 3.2, issue for the account of Matria one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

         (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) would be less than $500,000, (ii) when added to the aggregate Letter of Credit Exposure of the Revolving Credit Lenders at such time, would exceed $5,000,000, or (iii) when added to the sum of (x) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time, (y) the aggregate principal Dollar Amount of all Revolving Loans then outstanding and (z) the aggregate principal amount of all Swingline Loans then outstanding, would exceed the aggregate Revolving Credit Commitments at such time;

         (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Revolving Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by Matria, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

         (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or
(ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

         3.2 Notices. Whenever Matria desires the issuance of a Letter of Credit, Matria will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. Matria will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Revolving Credit Lender.

         3.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of Matria under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in SECTION 2.9(D) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to SECTION 12.7(A), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

         3.4 Reimbursement. Matria hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans

(which shall be Dollar Revolving Loans) made on or prior to the next Business Day following the date of Matria's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 12:00 noon, Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and Matria with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect Matria's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

         3.5 Payment by Revolving Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and Matria shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Credit Lender, of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Revolving Credit Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Revolving Credit Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent such other Lender's pro rata share of any such payment. Each such payment by a Revolving Credit Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Revolving Credit Lender (Matria being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time. Each Revolving Loan made pursuant to this Section shall be a Dollar Revolving Loan and shall be made initially as a Base Rate Loan.

         3.6 Payment to Revolving Credit Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Revolving Credit Lenders pursuant to SECTION 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Revolving Credit Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Revolving Credit Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Revolving Credit Lenders) of such Reimbursement Obligation.

         3.7 Obligations Absolute. The Reimbursement Obligations of Matria, and the obligations of the Revolving Credit Lenders under SECTION 3.5 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

         (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit, in each case whether or not Matria has notice or knowledge thereof;

         (c) The existence of any claim, setoff, defense or other right that Matria may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between Matria and the beneficiary named in any such Letter of Credit);

         (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

         (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

         (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

         (g)      The occurrence of any Default or Event of Default; or

         (h) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, Matria or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon Matria and each Lender and shall not create or result in any liability of the Issuing Lender to Matria or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's good faith acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

         3.8 Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require Matria to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(C), or to the extent any amount of a required prepayment under any of SECTIONS 2.6(E) through 2.6(G) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by
SECTION 2.6(H), the Administrative Agent will retain such amount as may then be required to be


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

retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). Matria hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Credit Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to Matria's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of Matria (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of Matria, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If Matria is required to provide cash collateral pursuant to SECTION 2.6(C), such amount (to the extent not applied as aforesaid) shall be returned to Matria on demand, provided that after giving effect to such return (i) the sum of (x) the aggregate principal Dollar Amount of all Revolving Loans outstanding at such time, (y) the aggregate principal amount of all Swingline Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time would not exceed the aggregate Revolving Credit Commitments at such time and
(ii) no Default or Event of Default shall have occurred and be continuing at such time. If Matria is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Matria within three (3) Business Days after all Events of Default have been cured or waived.

         3.9 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of Matria under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.


                                   ARTICLE IV

                             CONDITIONS OF BORROWING

         4.1 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to



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

issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

         (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Matria Pledge Agreement, in sufficient copies for each Lender:

                  (i) A Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Term Loan Commitment; a Dollar Revolving Credit Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Revolving Credit Commitment; a Foreign Currency Revolving Credit Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's ratable share of the Foreign Currency Sublimit; and a Swingline Note for the Swingline Lender, in the amount of the Swingline Commitment, in each case duly completed in accordance with the relevant provisions of SECTION 2.4 and executed by Matria;

                  (ii) the Subsidiary Guaranty, duly completed and executed by each Subsidiary of Matria (other than Foreign Subsidiaries and Inactive Subsidiaries), and an Intercompany Note, duly completed and executed by each Subsidiary of Matria (other than Foreign Subsidiaries and Inactive Subsidiaries);

                  (iii) the Security Agreement, duly completed and executed by Matria and each Subsidiary of Matria (other than Foreign Subsidiaries and Inactive Subsidiaries), and the Matria Pledge Agreement, duly completed and executed by Matria and each Subsidiary of Matria (other than Foreign Subsidiaries and Inactive Subsidiaries) that owns Capital Stock of another Subsidiary other than an Inactive Subsidiary (provided that the Capital Stock of Inactive Subsidiaries shall not be required to be pledged), together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank; and

                  (iv) the favorable opinions of (A) Troutman Sanders LLP, special counsel to Matria, and (B) Roberta L. McCaw, general counsel of Matria, in each case addressed to the Administrative Agent and the Lenders, addressing such matters as the Administrative Agent or any Lender may reasonably request and in form and substance satisfactory to the Administrative Agent and each Lender.

         (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of Matria, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of Matria contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in SECTION 4.2 have been satisfied or waived as required hereunder.

         (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of Matria and its Subsidiaries (other than Foreign Subsidiaries and Inactive Subsidiaries), in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation or organization and all amendments thereto of Matria or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws or operating agreement of Matria or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of Matria or such Subsidiary (or the board of directors of its managing member), as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of Matria or such Subsidiary (or its managing member), as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

         (d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of Matria and its Subsidiaries (other than Foreign Subsidiaries and Inactive Subsidiaries) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of each of Matria and its Subsidiaries (other than Foreign Subsidiaries and Inactive Subsidiaries) to conduct business as a foreign corporation or limited liability company in each jurisdiction where it is so qualified as of the Closing Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (iii) to the extent generally provided, a tax clearance, tax good standing or similar certificate or letter as to each of Matria and its Subsidiaries (other than Foreign Subsidiaries and Inactive Subsidiaries), from the Department of Revenue (or comparable Governmental Authority) in each applicable jurisdiction under (i) and (ii) above.

         (e) All aspects of the structure and documentation of the Transactions (including the Gainor Purchase and Sale Agreement, the form of Gainor Seller Subordinated Note, and the other Transaction Documents), all legal matters and documentation relating to the credit facilities provided for hereby, and all corporate or other proceedings incident to the Transactions, shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received copies of the executed Transaction Documents in such number as it shall have reasonably requested.

         (f) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Transaction Documents or the consummation of the Transactions, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

         (g) Since the date thereof, the Gainor Purchase and Sale Agreement shall not have been amended, modified or supplemented, nor any condition or provision thereof waived, other than as approved by the Administrative Agent and shall be in full force and effect; Matria shall have duly complied with and performed all of its agreements and conditions set forth in the Gainor Purchase and Sale Agreement required to be complied with or performed by it on or prior to the closing date thereunder; the Administrative Agent shall have received evidence satisfactory to it that, concurrently with the making of the initial Loans hereunder, the Gainor Acquisition shall be consummated in accordance with the terms of the Gainor Purchase and Sale Agreement and in compliance with all applicable Requirements of Law; and the Administrative Agent shall have received a letter from Nelson Mullins Riley & Scarborough L.L.P., counsel to Gainor, addressed to the Administrative Agent and the Lenders and in sufficient copies for each Lender, to the effect that the Administrative Agent and the Lenders are entitled to rely on their opinion delivered to Matria in connection with the Gainor Purchase and Sale Agreement as if such opinion were addressed to them and attaching a copy thereof.

         (h) All transaction fees and expenses payable by or on behalf of Matria in connection with the Transactions shall be in an aggregate amount acceptable to the Administrative Agent, and the Administrative Agent shall have received such evidence thereof in form and substance satisfactory to it as it shall have reasonably requested.

         (i) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that (i) names Matria as debtor in any of the jurisdictions listed beneath its name on Annex A to the Security Agreement or (ii) names any Subsidiary Guarantor as debtor in any of the jurisdictions listed beneath its name on Annex A to the Security Agreement, and the results thereof shall be satisfactory to the Administrative Agent.

         (j) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements in each jurisdiction listed on Annex A to the Security Agreement) necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

         (k) Since December 31, 1997, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         (l) Matria shall have paid (i) to the Arranger, the unpaid balance of the fee described in paragraph (1) of the Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (2) of the Fee Letter, and (iii) all other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

         (m) The Administrative Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in SECTIONS 5.11(C) and 5.11(D), all of which shall be in form and substance satisfactory to the Administrative Agent.

         (n) The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of Matria and in form and substance satisfactory to the Administrative Agent, demonstrating Matria's compliance with the financial covenants set forth in SECTIONS 7.1 through 7.5, determined on a pro forma basis as of December 31, 1998 after giving effect to the making of the initial Loans hereunder and the consummation of the Transactions.

         (o) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of
SECTION 6.6 and those provisions of the Security Agreement relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on SCHEDULE 5.17 and all other or additional coverages required under the Security Agreement and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

         (p) The Administrative Agent shall have received evidence satisfactory to it that (i) concurrently with the making of the initial Loans hereunder, (x) all principal, interest and other amounts outstanding with respect to any Indebtedness of Matria or any Subsidiary (including under Matria's Loan and Security Agreement with BankAmerica Business Credit, Inc. dated as of September 15, 1997, as amended, and under Gainor's Loan and Security Agreement with LaSalle National Bank and certain other banks, dated as of January 28, 1998, as amended) not expressly permitted under SECTION 8.2 to remain outstanding on and after the Closing Date or



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

otherwise to be terminated (the "Terminating Indebtedness") shall be repaid and satisfied in full, (y) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (z) any Liens securing any Terminating Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (ii) any letters of credit outstanding with respect to the Terminating Indebtedness shall have been terminated or canceled.

         (q) Matria shall have executed and delivered to the Administrative Agent a letter agreement covering certain matters relating to the primary syndication of the facilities provided for hereby, in form and substance satisfactory to the Administrative Agent.

         (r) There shall not have occurred any material disruption or material adverse change in, or other condition with respect to, the United States financial and capital markets that could reasonably be expected to have a material adverse effect on the syndication of the credit facilities provided for hereunder, and there shall be no competing issues of debt securities or commercial bank or other credit facilities of Matria or any Subsidiary being offered, placed or arranged.

         (s) The Administrative Agent shall have received from Matria its consolidated operating budget for the fiscal year ending December 31, 1999, and the same shall be in form and substance satisfactory to the Administrative Agent.

         (t) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

         (u) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the Transactions as it shall have reasonably requested.

         4.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to
SECTION 2.2(E)), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

         (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with SECTION 2.2(B), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with SECTION 2.2(D), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with
SECTION 3.2, as applicable;

         (b)      Each of the representations and warranties contained in
ARTICLE V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such




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

representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

         Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by Matria (and each other applicable Borrower) that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the Transactions, as follows:

         5.1      Organization and Power. Each of Matria and its Subsidiaries
(i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         5.2 Authorization; Enforceability. Each of Matria and its Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate or limited liability company action to execute, deliver and perform each of the Transaction Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Transaction Documents to which it is or will be a party. This Agreement constitutes, and each of the other Transaction Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of Matria and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

         5.3 No Violation. The execution, delivery and performance by each of Matria and its Subsidiaries of this Agreement and each of the other Transaction Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or organization, bylaws or operating agreement or contravene any other Requirement of Law applicable to it,
(ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) result in a Limitation on any Licenses applicable to the business, operations or properties of Matria or any of its Subsidiaries or adversely affect the ability of Matria or any of its Subsidiaries to participate in any Third Party Payor Arrangement, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to Matria or any other Subsidiary, to make loans or advances to Matria or any other Subsidiary, or to transfer any of its assets or properties to Matria or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         5.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of Matria and its Subsidiaries of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than
(i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 5.4, and (iii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Each of Matria and its Subsidiaries (i) has, and is in good standing with respect to, all governmental approvals, permits and other Licenses and (to the extent applicable) all Reimbursement Approvals necessary to conduct its business as presently conducted and to own or lease and operate its properties, (ii) has obtained and maintains accreditation from all generally recognized accrediting agencies to the extent prudent and customary in the industry in which it is engaged or to the extent required under applicable Requirements of Law, and (iii) if and to the extent required, has obtained and maintains Medicaid and Medicare certifications and has entered into and maintains in good standing its Medicare and Medicaid provider agreements, except in each instance under clauses (i) through (iii), for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of Matria, threatened Limitation of any such approval, permit or




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

other License or Reimbursement Approval of Matria or any Subsidiary, except for such Limitations as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of Matria, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting Matria, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Transaction Documents or any of the Transactions.

         5.6 Taxes. Each of Matria and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of Matria and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of Matria, other investigation by any Governmental Authority of the tax liability of Matria or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of Matria or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither Matria nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

         5.7 Subsidiaries. SCHEDULE 5.7 sets forth a list, as of the Closing Date and after giving effect to the Transactions, of all of the Subsidiaries of Matria and, as to each such Subsidiary, the percentage ownership (direct and indirect) of Matria in each class of its capital stock and each direct owner thereof, and separately identifies each such Subsidiary that is an Inactive Subsidiary. Except for the shares of capital stock expressly indicated on SCHEDULE 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of Matria outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of Matria are duly and validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 5.7, as of the Closing Date and after giving effect to the Transactions, neither Matria nor any Subsidiary is engaged in any joint venture, partnership or similar arrangement with any other Person. As of the Closing Date and after giving effect to the Transactions, the aggregate face amount of all accounts receivable owned by Inactive Subsidiaries does not exceed $500,000.

         5.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of Matria or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby and the other Transactions is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of




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

Matria or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

         5.9 Margin Regulations. Neither Matria nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

         5.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         5.11 Financial Matters. (a) Matria has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of Matria and its Subsidiaries as of December 31, 1997 and 1996, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended and for the fiscal year ended December 31, 1995, together with the opinion of KPMG Peat Marwick LLP thereon, and (ii) the unaudited consolidated balance sheet of Matria and its Subsidiaries as of November 30, 1998, and the related statements of income, cash flows and stockholders' equity for the eleven-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of Matria and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Matria and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to Matria or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (b) Matria has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheet of Gainor and its Subsidiaries as of December 31, 1997, and the related statements of income and cash flows for the fiscal year then ended, together with the opinion of Arthur Andersen LLP thereon, (ii) the audited consolidated balance sheet of Universal and its Subsidiaries as of June 30, 1997, and the related statements of income and cash flows for the fiscal year then ended, together with the opinion of Feldman Radin & Co. thereon, and (iii) the unaudited consolidated balance sheet of Gainor and its Subsidiaries as of November 30, 1998, and the related statements of income and cash flows for the eleven-month period then ended. To the knowledge of Matria, such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition



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

of Gainor (or Universal, as the case may be) and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Gainor (or Universal, as the case may be) and its Subsidiaries for the respective periods then ended. To the knowledge of Matria, except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to Gainor or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (c) The unaudited pro forma balance sheet of Matria as of January 1, 1999, a copy of which has heretofore been delivered to the Administrative Agent, gives pro forma effect to the consummation of the Gainor Acquisition, the issuance of the Series A Preferred Stock and the Series B Preferred Stock, the consummation of the transactions contemplated by this Agreement and the initial extensions of credit hereunder, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of Matria on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

         (d) Matria has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of Matria for the period ending December 31, 2003, giving effect to the consummation of the Gainor Acquisition, the issuance of the Series A Preferred Stock and the Series B Preferred Stock, the consummation of the transactions contemplated by this Agreement and the initial extensions of credit hereunder, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions (the "Projections"). In the opinion of management of Matria, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of Matria, are complete and represent a reasonable estimate of the future performance and financial condition of Matria, subject to the uncertainties and approximations inherent in any projections.

         (e) Each of Matria and its Subsidiaries, after giving effect to the consummation of the Transactions, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

         5.12     Ownership of Properties. Each of Matria and its Subsidiaries
(i) has good and marketable title to all real property owned by it, if any, (ii) holds interests as lessee under valid



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

leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) after giving effect to the Transactions, has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTIONS 5.11(A) and 5.11(B) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens. SCHEDULE 5.12 lists, as of the Closing Date and after giving effect to the Transactions, all real property interests of Matria and its Subsidiaries, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest (and, if a leasehold interest, whether Matria or such Subsidiary, as the case may be, is a lessee, sublessee or assignee thereunder).

         5.13 ERISA. (a) Each of Matria and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of Matria, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither Matria nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         (b) Neither Matria nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither Matria nor any ERISA Affiliate would become subject to any liability under ERISA if Matria or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

         5.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by Matria or any of its Subsidiaries or, to the knowledge of Matria, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of Matria or any of its Subsidiaries, except for immaterial amounts used in the ordinary course of business and except in material compliance with all applicable Environmental Laws; to the knowledge of Matria, no portion of any such real property or any other real property at any time leased, owned or operated by Matria or any of its Subsidiaries has been contaminated by any Hazardous Substance; and to the knowledge of Matria, no portion of any real property, leased or owned, of Matria or any of its Subsidiaries has been or is presently the subject of any remedial action under any Environmental Law.

         (b) To the knowledge of Matria, (i) No portion of any real property, leased or owned, of Matria or any of its Subsidiaries has been used by Matria or any of its Subsidiaries or by any



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other Person as or for a mine, a landfill, a dump or other unpermitted disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by Matria or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible response action; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of Matria or any of its Subsidiaries.

         (c) All activities and operations of Matria and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of Matria and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of Matria and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither Matria nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of Matria, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any reasonable basis therefor.

         5.15 Compliance With Laws. Each of Matria and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, all applicable Medicare and Medicaid statutes, rules and regulations and all related administrative, reimbursement and other guidelines having the force of law), except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         5.16 Regulated Industries. Neither Matria nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.17 Insurance. SCHEDULE 5.17 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by Matria and its Subsidiaries as of the Closing



                                       72
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Date and after giving effect to the Transactions, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles. The assets, properties and business of Matria and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

         5.18 Material Contracts. SCHEDULE 5.18 lists, as of the Closing Date and after giving effect to the Transactions, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which Matria or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties and dates thereof. As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by Matria or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither Matria nor any of its Subsidiaries (nor, to the knowledge of Matria, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract. SCHEDULE 5.18 also indicates, as of the Closing Date and after giving effect to the Transactions, each Material Contract under which the consent of any party thereto is required in order for all of the rights and interests of Matria or any Subsidiary thereunder to be included among the Collateral pledged to the Administrative Agent, for its benefit and the benefit of the Lenders, pursuant to the Security Agreement without violation of the terms of such Material Contract.

         5.19 Security Documents. (a) The provisions of each of the Security Documents other than the Mortgages (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of Matria and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and (iv) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of Matria or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

         (b) The provisions of each Mortgage (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of Matria and its Subsidiaries that is a party thereto in and to the Mortgaged Premises described therein, and upon (i) the initial extension of credit hereunder and (ii) the filing of such Mortgage in the applicable real property recording office, such security interest and Lien shall constitute a fully perfected and first priority security



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interest in and Lien upon such right, title and interest of Matria or such
Subsidiary, as applicable, in and to such Mortgaged Premises, in each case prior and superior to the rights of any other Person and subject only to Permitted Liens.

         5.20 Labor Relations. Neither Matria nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of Matria, threatened, against Matria or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of Matria, threatened, against Matria or any of its Subsidiaries, and (iii) to the knowledge of Matria, no petition for certification or union election or union organizing activities taking place with respect to Matria or any of its Subsidiaries.

         5.21 Year 2000 Compatibility. Any reprogramming required to permit the proper functioning, before, on and after January 1, 2000, of (i) Matria's and its Subsidiaries' computer-based systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Matria's or any of its Subsidiaries' systems interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to Matria and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to Matria and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Matria and its Subsidiaries are and, with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit Matria and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

         5.22 Reimbursement. The accounts receivable of Matria and each Subsidiary have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law (including, without limitation, all applicable Medicare and Medicaid statutes, rules and regulations and all related administrative, reimbursement and other guidelines) and other Third Party Payor Arrangements to which Matria or such Subsidiary is subject, and do not exceed in any material respect amounts Matria or such Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by Matria and each Subsidiary pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where the failure to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and there has been no intentional or material overbilling or overcollection pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the payors with respect to such billings.



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         5.23     Fraud and Abuse. Neither Matria nor any Subsidiary, nor any
physician shareholder or employee thereof or of any physician practice managed by Matria or any of its Subsidiaries, has engaged in any activities that are prohibited under 42 U.S.C. ss.ss. 1320a-7b, or the regulations promulgated thereunder, or related Requirements of Law, or that are prohibited by rules of professional conduct, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (y) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor, or (z) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor.

         5.24 Certain Transaction Documents. Matria has heretofore furnished to the Administrative Agent true and complete copies of the Gainor Purchase and Sale Agreement together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. On the Closing Date and immediately prior to giving effect to the consummation of the Transactions, (i) none of such Transaction Documents shall have been amended, modified or supplemented, nor any condition or provision thereof waived, other than as approved by the Administrative Agent, and each such Transaction Document is in full force and effect and neither Matria nor any of its Subsidiaries (nor, to the knowledge of Matria, any other party thereto) is in default thereunder or in breach thereof, (ii) all conditions to the obligations of Matria and its Subsidiaries under each of such Transaction Documents to consummate the transactions contemplated thereby shall have been satisfied, and (iii) the Transactions will be consummated in accordance with the terms of such Transaction Documents and in compliance with all applicable Requirements of Law. All representations and warranties of Matria and its Subsidiaries and, to the knowledge of Matria, all representations and warranties of Gainor, contained in each of such Transaction Documents were true and correct in all material respects on and as of the date made and will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except as contemplated by the terms of such Transaction Documents.



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                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Matria covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         6.1      Financial Statements. Matria will deliver to each Lender:

         (a) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1999, unaudited consolidated and consolidating balance sheets of Matria and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows (reported by business segment) and stockholders' equity for Matria and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

         (b) As soon as available and in any event within 105 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, (i) an audited consolidated balance sheet of Matria and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for Matria and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by Matria or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of Matria and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of Matria and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the



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course of their audit examination, and (ii) an unaudited consolidating balance sheet of Matria and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows (reported by business segment) and stockholders' equity for Matria and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

         6.2 Other Business and Financial Information. Matria will deliver to each Lender:

         (a) Concurrently with each delivery of the financial statements described in SECTION 6.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of Matria, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 7.1 through 7.5 as of the last day of the period covered by such financial statements;

         (b) As soon as available and in any event prior to January 31 of each fiscal year, beginning January 31, 2000, a consolidated operating budget for Matria and its Subsidiaries for such fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet, consolidated statements of income and cash flows, and consolidating statements of income and cash flows reported by business segment, and containing analysis of projected compliance with the financial covenants set forth in ARTICLE VII, together with a certificate of a Financial Officer of Matria to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of Matria and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

         (c) Promptly upon receipt thereof, copies of any "management letter" submitted to Matria or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from Matria or any such Subsidiary in respect thereof;

         (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Matria or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that Matria or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by Matria or any of its Subsidiaries to the public concerning material developments in the business of Matria or any of its Subsidiaries;

         (e) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of Matria or any of its Subsidiaries obtaining knowledge thereof, written notice of any of the following:

                  (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of Matria or such Subsidiary specifying the nature of



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

         such Default or Event of Default, the period of existence thereof and the action that Matria has taken and proposes to take with respect thereto;

                  (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting Matria or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION
         5.5 or this subsection;

                  (iii) the receipt by Matria or any of its Subsidiaries from any Governmental Authority or other Person of (y) any notice asserting any failure by Matria or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened Limitation with respect to any License or Reimbursement Approval of Matria or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of Matria or such Subsidiary specifying the details of such ERISA Event and the action that Matria or such Subsidiary has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to Matria or such ERISA Affiliate with respect to such ERISA Event;

                  (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which Matria or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting Matria, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by Matria or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by Matria, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by Matria or any of its Subsidiaries; but in each case under clauses (x),
         (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

                  (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of



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

         Matria or such Subsidiary setting forth the nature and period of existence thereof and the action that Matria or such Subsidiary has taken and proposes to take with respect thereto;

         (f) Promptly upon the acquisition thereof, written notice of the acquisition by the Borrower or such Subsidiary, as the case may be, of any fee or leasehold interest in any real property; and

         (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of Matria or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.3 Corporate Existence; Franchises; Maintenance of Properties. Matria will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals, authorizations and other Licenses, and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

         6.4 Compliance with Laws. Matria will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, all applicable Medicare and Medicaid statutes, rules and regulations and all related administrative, reimbursement and other guidelines having the force of law), except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

         6.5 Payment of Obligations. Matria will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of Matria or any of its Subsidiaries; provided, however, that neither Matria nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which Matria or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

         6.6 Insurance. Matria will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets,



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properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

         6.7 Maintenance of Books and Records; Inspection. Matria will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Matria, the independent public accountants of Matria and its Subsidiaries (and by this provision Matria authorizes such accountants to discuss the finances and affairs of Matria and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

         6.8 Interest Rate Protection. At April 30, 1999, Matria shall have entered into or obtained, and Matria will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Administrative Agent the effect of which shall be to fix or limit interest rates payable by Matria and its Subsidiaries as to such portion of the Term Loans, for such period, and on such other terms, as shall be mutually agreeable to Matria and the Administrative Agent. Matria will deliver to the Administrative Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Administrative Agent to evidence its compliance with the provisions of this Section.

         6.9 Permitted Acquisitions. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, Matria may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted
Acquisition:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

                  (ii) to the extent paid or payable in cash, the Acquisition Amount with respect thereto (y) shall be less than $10,000,000, and (z) together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $20,000,000; and



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

                  (iii) regardless of the form of consideration, the Acquisition Amount with respect thereto (y) shall be less than $15,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $30,000,000.

         (b) Within forty-five (45) days after the end of each fiscal quarter, Matria will deliver to the Administrative Agent and each Lender, with respect to each Permitted Acquisition during such fiscal quarter the Acquisition Amount in respect of which is less than $2,000,000, the items described in clauses (i) and (ii) of subsection (c) below.

         (c) Not less than ten (10) Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds $2,000,000, Matria shall have delivered to the Administrative Agent and each Lender a request that such Acquisition be approved as a Permitted Acquisition and, in support of such request (at a minimum, and without limitation of any other materials or information that may be reasonably requested by the Administrative Agent or any Lender), the following:

                  (i) a reasonably detailed description of the material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a "Target"), including any materials presented to Matria's board of directors or any committee thereof;

                  (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

                  (iii) consolidated projected income statements of Matria and its Subsidiaries (giving effect to such Acquisition and the consolidation with Matria of each relevant Target) for the five-year period following the consummation of such Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

                  (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of Matria setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Acquisition and any Borrowings made in connection therewith, Matria will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.5, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with Matria for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) Matria believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Acquisition, and
         (z) after giving effect to such Acquisition and any Borrowings in connection therewith, Matria believes in good faith that it will have sufficient availability under the Commitments to meet its ongoing working capital requirements.

         (d) As soon as reasonably practicable after the consummation of any Permitted Acquisition, Matria will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

         (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Matria that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (c) above (if applicable) have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of Matria in the certificate referred to in clause (iv) of subsection (c) above (if applicable) are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

         6.10 Creation or Acquisition of Subsidiaries. Subject to the provisions of SECTION 8.5, Matria may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise as permitted under SECTION 8.5, and the Wholly Owned Subsidiaries of Matria may create or acquire new Wholly Owned Subsidiaries, provided that:

         (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by Matria of any new Domestic Subsidiary, (i) Matria will cause such Domestic Subsidiary to execute and deliver to the Administrative Agent (y) a joinder to the Subsidiary Guaranty, pursuant to which such new Domestic Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of Matria under this Agreement and the other Credit Documents, and (z) a joinder to the Security Agreement, pursuant to which such new Domestic Subsidiary shall become a party thereto and shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiary Guaranty, subject only to Permitted Liens, and
(iii) Matria and/or any applicable Subsidiary will execute and deliver to the Administrative Agent a Pledge Agreement or an amendment or supplement to the Matria Pledge Agreement pursuant to which all of the Capital Stock of such new Domestic Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank;

         (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by Matria of any new Foreign Subsidiary, (i) Matria will



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cause such Foreign Subsidiary to execute and deliver to the Administrative Agent a joinder to the Subsidiary Guaranty or a separate guaranty agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such new Foreign Subsidiary shall guarantee the payment in full of the Obligations of Matria under this Agreement and the other Credit Documents, (ii) Matria will cause such Foreign Subsidiary to execute and deliver to the Administrative Agent a joinder to the Security Agreement or a separate security agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such new Foreign Subsidiary shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiary Guaranty or such other guaranty agreement, subject only to Permitted Liens, and (iii) Matria and/or any applicable Subsidiary will execute and deliver to the Administrative Agent a Pledge Agreement or an amendment or supplement to the Matria Pledge Agreement pursuant to which all of the Capital Stock of such new Foreign Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (or such other documents, instruments and other evidence as the Administrative Agent shall require in order to perfect its security interest (or the equivalent thereof under applicable law of the relevant foreign jurisdiction) in such Capital Stock); provided that such Foreign Subsidiary shall not be required to guarantee the Obligations or grant a Lien upon and security interest in its assets, and no more than 65% of the Capital Stock of such Foreign Subsidiary shall be required to be pledged to the Administrative Agent, if such guarantee or Lien, or the pledge of more than 65% of such Capital Stock, would, in the good faith judgment of Matria, result in materially adverse tax consequences to Matria or would be unlawful for such Foreign Subsidiary; and

         (c) As promptly as reasonably possible, Matria and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary, including any new Foreign Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. Nothing contained in this Section, however, shall be deemed to permit the creation or acquisition by Matria, directly or indirectly, of any Subsidiary not expressly permitted under SECTION 8.5.

         6.11 Year 2000 Compatibility. Matria will, and will cause each of its Subsidiaries to, take all action necessary to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent or the Required Lenders, Matria will provide reasonable assurance of its Year 2000 compatibility.

         6.12 Additional Security; Further Assurances. (a) Matria will, and will cause each of its Subsidiaries to, grant to the Administrative Agent from time to time security interests and Liens in and upon such of its interests in real property as may be requested from time to time by the Administrative Agent or the Required Lenders, pursuant to Mortgages in form and substance satisfactory to the Administrative Agent and in a manner so that such security interests and Liens shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any Mortgage with respect to any fee or leasehold interest in real property, Matria will, and will cause each applicable Subsidiary to, at Matria's expense, prepare, obtain and deliver to the Administrative Agent any environmental assessments, appraisals, surveys, certifications, title insurance and other matters or documents as the Administrative Agent may request or as may be required under applicable banking laws and regulations, all in form and substance satisfactory to the Administrative Agent.

         (b) Matria will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.


                                   ARTICLE VII

                               FINANCIAL COVENANTS

         Matria covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         7.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be greater than the ratio set forth below opposite such period:

                                                     Maximum
         Date                                     Leverage Ratio
         ----                                     --------------
         Closing Date through
              March 31, 2000                        3.5  : 1.0

         April 1, 2000 through
              December 31, 2000                     3.25 : 1.0

         Thereafter                                 3.0  : 1.0

         7.2 Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be greater than the ratio set forth below opposite such period:

                                                  Maximum Senior
         Date                                     Leverage Ratio
         ----                                     --------------
         Closing Date through
              March 31, 2000                        3.5  : 1.0

         April 1, 2000 through
              December 31, 2000                     2.75 : 1.0

         Thereafter                                 2.5  : 1.0

         7.3 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be less than the ratio set forth below opposite such period:


                                                  Minimum Fixed Charge
         Date                                        Coverage Ratio
         ----                                        --------------
         Closing Date through
              December 31, 1999                        1.25 : 1.0

         January 1, 2000 through
              December 31, 2000                        1.35 : 1.0

         January 1, 2001 through
              December 31, 2001                         1.4 : 1.0

         January 1, 2002 through
              December 31, 2002                        1.45 : 1.0

         Thereafter                                     1.5 : 1.0

         7.4 Consolidated Net Worth. Matria will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 1999, to be less than the sum of (i) $85,000,000, plus
(ii) 75% of the aggregate of Consolidated Net Income for each fiscal quarter ending after March 31, 1999 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of Matria and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities

(including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after March 31, 1999, minus (iv) the aggregate of all cash dividends paid on the Series A Preferred Stock and the Series B Preferred Stock from and after the Closing Date, minus (v) the aggregate of all other dividends, purchases, redemptions, repurchases, acquisitions and other distributions of or with respect to the Capital Stock of Matria and its Subsidiaries made after March 31, 1999.

         7.5 Capital Expenditures. Matria will not permit Capital Expenditures during any period of four consecutive fiscal quarters (a "Reference Period") ending on the last day of any fiscal quarter during the periods set forth below, beginning with the period ending March 31, 1999, to be greater than the sum of
(i) the amount set forth below opposite such period plus (ii) fifty percent (50%) of the excess, if any, of the amount set forth below applicable to the immediately preceding Reference Period (without giving effect to any carryover from any prior Reference Period) over the actual amount of Capital Expenditures for such immediately preceding Reference Period:



                                                  Maximum Amount of Capital
         Period                                          Expenditures
         ------                                          ------------
         Closing Date through
              December 31, 1999                           $10,500,000

         January 1, 2000 through
              December 31, 2000                           $11,500,000

         January 1, 2001 through
              December 31, 2001                           $12,500,000

         Thereafter                                 3% of Consolidated Net
                                                       Revenues for such
                                                       Reference Period


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         Matria covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         8.1 Merger; Consolidation. Matria will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                  (i) Matria may merge or consolidate with another Person, provided that (x) Matria is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS
         6.9 and 6.10 shall be satisfied, and (z) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) any Wholly Owned Subsidiary may merge or consolidate with Matria (provided that Matria is the surviving entity) or with any Subsidiary Guarantor (provided that a Subsidiary Guarantor is the surviving entity), and in each case provided further that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iii) any Wholly Owned Subsidiary that is a Domestic Subsidiary may merge or consolidate with another Person not a Subsidiary immediately prior to giving effect thereto, provided that
         (x) the surviving entity shall be a Wholly Owned Subsidiary that is a Domestic Subsidiary and a Subsidiary Guarantor, (y) such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 shall be satisfied, and (z) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iv) any Wholly Owned Subsidiary that is a Foreign Subsidiary may merge or consolidate with any other Wholly Owned Subsidiary that is a Foreign Subsidiary, provided that if either constituent corporation is a Borrower or a Subsidiary Guarantor, the surviving entity shall be a Borrower or a Subsidiary Guarantor, as the case may be, and provided further that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (v) Matria may merge with a direct Wholly Owned Subsidiary of a newly created holding company, which holding company ("Holdings") is a direct Wholly Owned Subsidiary of Matria, in a transaction permitted by Section 251(g) of the Delaware General Corporation Law, provided that (u) Matria shall have given the Administrative Agent not less than sixty (60) days' prior written notice of such merger, (v) Matria shall be the surviving entity, (w) such transaction shall comply in all respects with the requirements of
         Section 251(g) of the Delaware General Corporation Law, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) Holdings shall have executed and delivered to the Administrative Agent (1) a guaranty agreement, pursuant to which Holdings shall guarantee the payment in full of the Obligations of Matria and the other Borrowers under this Agreement and the other Credit Documents, (2) a security agreement (or a joinder to the Security Agreement), pursuant to which Holdings shall grant to the Administrative Agent a first priority Lien upon and security interest in its personal property as Collateral for its obligations under such guaranty, subject only to Permitted Liens, and (3) a pledge agreement, pursuant to which Holdings shall pledge to the Administrative Agent all of the Capital Stock of

         Matria owned by it, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank, and Holdings and Matria shall have delivered any such other documents, certificates and opinions (including opinions of counsel) as the Administrative Agent shall have reasonably requested in connection therewith, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (z) this Agreement shall have been amended or amended and restated to the extent deemed necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Required Lenders, to reflect the creation of Holdings and to add Holdings as a party hereto (which amendments shall include, without limitation, the inclusion of Holdings under the representations, covenants, events of default and other provisions of ARTICLES V through IX); and

                  (vi) any Inactive Subsidiary may merge or consolidate with any other Inactive Subsidiary or dissolve and thereafter liquidate and wind up its affairs, in each case so long as no Default or Event of Default would result therefrom and, in the case of dissolution, so long as its assets, if any, are distributed only to Matria or a Subsidiary Guarantor.

         8.2 Indebtedness. Matria will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

                  (ii) Indebtedness existing on the Closing Date and described in SCHEDULE 8.2, provided that the principal amount thereof as shown on such schedule shall not be increased;

                  (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (iv) loans and advances by any Borrower or Subsidiary Guarantor to any other Borrower or Subsidiary Guarantor, provided that
         (y) any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by an Intercompany Note, or other promissory note in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to a Pledge Agreement, and (z) no such loan or advance shall be made to any Borrower or Subsidiary that is the subject of a proceeding of the type described in SECTION 9.1(F) or 9.1(G);

                  (v) unsecured Indebtedness of Matria issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, or Rule 144A thereunder or in a private placement exempt from registration thereunder, which

         Indebtedness is expressly subordinated and made junior in right and time of payment to the Obligations and is evidenced by one or more written indentures, agreements or instruments having terms, conditions and provisions (including, without limitation, terms and provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole but reasonable discretion and which shall provide, at a minimum and without limitation, that such Indebtedness
         (a) shall mature by its terms no earlier than the second anniversary of the Term Loan Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Term Loan Maturity Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein; provided that, as further conditions to the issuance of any such Indebtedness, (1) no Default or Event of Default shall have occurred and be continuing or would result from the issuance of such Indebtedness, (2) all indentures, agreements and instruments evidencing or governing such Indebtedness shall have been approved in writing by the Required Lenders (or the Administrative Agent on their behalf), and
         (3) prior to or concurrently with the issuance of such Indebtedness, Matria shall have delivered to each Lender a certificate, signed by a Financial Officer of Matria, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Indebtedness, Matria is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.5, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that the Net Cash Proceeds from the issuance of such Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of SECTION 2.6(E);

                  (vi) unsecured Indebtedness issued after the Closing Date by Matria or any of its Subsidiaries to sellers in connection with Permitted Acquisitions, including Indebtedness consisting of Contingent Purchase Price Obligations, in an aggregate principal amount not exceeding $10,000,000 outstanding at any time, provided that such Indebtedness (A) shall not mature or require any scheduled payment of principal at any time prior to the first anniversary of the Term Loan Maturity Date, (B) is fully subordinated in right and time of payment to the Obligations on terms and conditions acceptable to the Administrative Agent, and (C) is otherwise on terms and conditions acceptable to, and in a form approved in writing by, the Administrative Agent (the Indebtedness described in this clause (vi), "Seller Subordinated Indebtedness");

                  (vii) Indebtedness of Matria (y) under the Gainor Seller Subordinated Note and (z) in respect of earnout obligations in favor of Quality Diagnostic Systems, Inc. in an amount not exceeding $6,250,000;

                  (viii) Indebtedness of Matria under Hedge Agreements required pursuant to, and entered into in accordance with, SECTION 6.8; and

                  (ix) purchase money Indebtedness of Matria and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (ix)), and other Indebtedness of Matria and its Subsidiaries that is unsecured, including Guaranty Obligations (other than Indebtedness specified in clauses (i) through (viii) above), which purchase money indebtedness and other unsecured indebtedness shall not exceed $5,000,000 in aggregate principal amount outstanding at any time.

         8.3 Liens. Matria will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                  (i)      Liens created under the Security Documents;

                  (ii) Liens in existence on the Closing Date and set forth on SCHEDULE 8.3;

                  (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 9.1(J)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vi) Liens securing the purchase money Indebtedness permitted under clause (ix) of SECTION 8.2, provided that any such Lien
         (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by Matria or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to Matria or such Subsidiary and (c) shall not encumber any other property of Matria or any of its Subsidiaries;

                  (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(H) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases; and

                  (ix) with respect to any real property occupied by Matria or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes.

         8.4 Disposition of Assets. Matria will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by Matria or any Subsidiary as lessee of any asset that has been sold or transferred by Matria or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

                  (i) sales of inventory in the ordinary course of business;

                  (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of Matria or its applicable Subsidiary in the ordinary course of business;

                  (iii) the sale, lease or other disposition of assets by any Subsidiary to Matria or to a Subsidiary Guarantor so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (iv) sales or other dispositions of assets to the extent the aggregate amount of consideration received by Matria and its Subsidiaries in connection therewith does not exceed $250,000 for all such sales and dispositions during any fiscal year.

         8.5 Investments. Matria will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other

Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

                  (i)      Investments in Cash Equivalents;

                  (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business,

                  (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of SECTION 8.2;

                  (v) Investments in (x) Domestic Subsidiaries existing as of the date hereof, which Domestic Subsidiaries are Subsidiary Guarantors, (y) Foreign Subsidiaries existing as of the date hereof, and (z) partnerships and joint ventures existing as of the date hereof and described in SCHEDULE 5.7, provided that nothing in clauses (y) or
         (z) above shall permit any Investments after the date hereof in such Foreign Subsidiaries, partnerships or joint ventures;

                  (vi) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by Matria or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Domestic Subsidiary and a Subsidiary Guarantor, provided that Matria complies with the provisions of SECTION 6.10, and (b) by any Subsidiary in Matria;

                  (vii) Investments of Matria under Hedge Agreements required pursuant to, and entered into in accordance with, SECTION 6.8;

                  (viii)   the Gainor Acquisition;

                  (ix) Permitted Acquisitions; provided that the Acquisition Amounts with respect to Permitted Acquisitions of businesses having assets or operations located outside of the United States of America shall not exceed (a) $3,000,000 for any individual foreign Acquisition or $6,000,000 for all foreign Acquisitions from and after the Closing Date or (b) together with all Investments in Foreign Subsidiaries made pursuant to clause (x) below (but without duplication thereof), $5,000,000 in the aggregate for all such foreign Acquisitions and Investments made during any single fiscal year and

         $10,000,000 in the aggregate for all such foreign Acquisitions and Investments made from and after the Closing Date;

                  (x) Investments in Foreign Subsidiaries made after the date hereof in an aggregate amount, together with the aggregate amount of foreign Permitted Acquisitions made pursuant to clause (ix) above, not exceeding the amounts set forth in part (b) of clause (ix) above for all such Investments and Acquisitions from and after the Closing Date;

                  (xi) the acquisition of the remaining outstanding Capital Stock of DMS on the Closing Date for an amount not exceeding $6,500,000; and

                  (xii) other Investments in an aggregate amount not exceeding $3,000,000 at any time outstanding.

         8.6 Restricted Payments. (a) Matria will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

                  (i) Matria may declare and make dividend payments or other distributions payable solely in its common stock;

                  (ii) each Wholly Owned Subsidiary of Matria may declare and make dividend payments or other distributions to Matria or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor, or (if such declaring Subsidiary is a Foreign Subsidiary) to another Foreign Subsidiary, in each case to the extent not prohibited under applicable Requirements of Law;

                  (iii) Matria may declare and make cash or in-kind dividend payments on the shares of Series A Preferred Stock and the Series B Preferred Stock issued pursuant to the Gainor Purchase and Sale Agreement, in each case as provided in the applicable Certificate of Designations, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iv) Matria may redeem (y) shares of the Series A Preferred Stock pursuant to the provisions of paragraph 6(b) of paragraph A of the Certificate of Designations for the Series A Preferred Stock or (z) shares of the Series B Preferred Stock pursuant to the provisions of paragraph 6(b) of paragraph A of the Certificate of Designations for the Series B Preferred Stock, but in either case only so long as (1) not less than thirty (30) days prior to the proposed redemption date, the Administrative Agent shall have received written notice from the Borrower stating that an event has occurred that requires such redemption and describing such event, and (2) the Required Lenders (or the

         Administrative Agent on their behalf) shall have delivered to Matria a written instrument consenting in their sole discretion to the event giving rise to such redemption requirement and waiving any rights under this Agreement arising therefrom;

                  (v) Matria may purchase, redeem, retire or otherwise acquire for value shares of its common stock in an aggregate amount not exceeding $10,000,000 for all such purchases, redemptions, retirements and acquisitions from and after the Closing Date, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (vi) Matria may make the repurchase of its common stock described in SCHEDULE 8.6.

         (b) Matria will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any payment or prepayment (whether scheduled, at maturity, voluntary or otherwise) of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, however, that (i) Matria may defease or otherwise discharge all or any portion of the Indebtedness under the Gainor Seller Subordinated Note by the issuance to the holder thereof of Matria common stock, (ii) Matria may make required principal payments on the Convertible Subordinated Debentures at maturity thereof and in accordance with the terms thereof (including the subordination provisions thereof), (iii) Matria may make required principal payments on the Gainor Seller Subordinated Note on the third, fourth and fifth anniversaries thereof in accordance with the terms thereof so long as (y) after giving effect to any such payment, Matria is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.5, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such payment had been made on the last day of the period applicable to such covenants (and in any event, the Leverage Ratio as of such date shall not be greater than 2.5 to 1.0 on a pro forma basis, notwithstanding that the maximum permitted Leverage Ratio for purposes of SECTION 7.1 may be higher), and prior to the making of such payment Matria shall have delivered to each Lender a certificate, signed by a Financial Officer of Matria, satisfactory in form and substance to the Required Lenders and to the foregoing effect (and attaching such calculations), and (z) no Default or Event of Default shall have occurred and be continuing or would result from such payment, and (iv) Matria and its Subsidiaries may make required principal payments on any Seller Subordinated Indebtedness (other than the Gainor Seller Subordinated Note) incurred or issued pursuant to (and in accordance with the terms of) SECTION 8.2(VI), in accordance with the terms of such Seller Subordinated Indebtedness (including the subordination provisions thereof).

         8.7 Transactions with Affiliates. Matria will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of Matria or any Subsidiary, except in the ordinary course of its



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business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of Matria or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                  (i) transactions between or among Matria and its Wholly Owned Subsidiaries; and

                  (ii) the payment by Matria of reasonable and customary fees to members of its board of directors.

         8.8 Lines of Business. Matria will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

         8.9 Certain Amendments. Matria will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify, restate or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

         8.10 Limitation on Certain Restrictions. Matria will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of Matria and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of any Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Borrower or any other Subsidiary, to make loans or advances to such Borrower or any other Subsidiary, or to transfer any of its assets or properties to such Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         8.11 No Other Negative Pledges. Matria will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement



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or restriction applies to the assets subject to such Permitted Lien), and (iii)
operating leases of real or personal property entered into by Matria or any of its Subsidiaries as lessee in the ordinary course of business.

         8.12 Fiscal Year. Matria will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

         8.13 Accounting Changes. Matria will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) Any Borrower shall fail to pay (i) any principal of any Loan when due, or (ii) any interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due, and in the case of clause (ii) only, such failure shall continue unremedied for a period of three (3) Business Days;

         (b) Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 6.1, 6.2, 6.3(I), 6.8, 6.9, 6.10 or in ARTICLE VII or ARTICLE VIII;

         (c) Any Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower or such Subsidiary acquires knowledge thereof and (ii) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

         (d) Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;



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

         (e) Matria or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal Dollar Amount of at least $250,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $250,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

         (f) Matria or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

         (g) Any involuntary petition or case shall be filed or commenced against Matria or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

         (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $250,000 shall be entered or filed against Matria or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

         (i) Any Security Document to which Matria or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in



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each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender; or Matria or any such Subsidiary shall assert any of the foregoing; or Matria or any Person acting on its behalf shall deny or disaffirm its obligations under the guaranty contained in ARTICLE XI; or any Subsidiary of Matria or any Person acting on behalf of any such Subsidiary shall terminate, deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty or any other guaranty of the Obligations;

         (j) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, Matria and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $250,000;

         (k) There shall occur a Limitation with respect to any one or more Licenses or Reimbursement Approvals of Matria or any of its Subsidiaries, or any other action shall be taken by any Governmental Authority or other Person in response to any alleged failure by Matria or any such Subsidiary to be in compliance with applicable Requirements of Law, and such Limitation or other action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or there shall occur any introduction of or change in any Requirement of Law (or in the interpretation or administration thereof by any Governmental Authority) governing or affecting Matria or any of its Subsidiaries, and such introduction or change, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

         (l) Any one or more agreements or contracts to which Matria or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, has or would be reasonably likely to have a Material Adverse Effect; or

         (m) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Matria representing 20% or more of the combined voting power of the then outstanding securities of Matria ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the Board of Directors of Matria shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Matria as of the date hereof (or their replacements approved as herein required); or
(iii) a "change of control" or similar event within the meaning of any agreement or instrument governing or evidencing Subordinated Indebtedness shall occur thereunder.



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         9.2      Remedies: Termination of Commitments, Acceleration, etc. Upon
and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Commitments, the Swingline Commitment and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTION 9.1(F) or SECTION 9.1(G), the Commitments, the Swingline Commitment and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

         (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers (provided that, upon the occurrence of an Event of Default pursuant to SECTION 9.1(F) or SECTION 9.1(G), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers);

         (c) Direct Matria to deposit (and Matria hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in SECTION 3.8; and

         (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

         9.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by each Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of such Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether




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or not such Obligations may be contingent or unmatured, each Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         10.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness,




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genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of any Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries.

         10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         10.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of Matria and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Matria and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in




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taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Matria and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of any Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from a Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to SECTIONS 10.4 and 12.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

         10.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrowers, and without limiting the obligation of the Borrowers to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether




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through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         10.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         10.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days' prior written notice to Matria and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of Matria (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that Matria's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and Matria, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.



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         10.10    Collateral Matters. (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

         (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

         10.11 Issuing Lender and Swingline Lender. The provisions of this Article (other than SECTION 10.9) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

         10.12 Co-Agents. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, any Lenders designated on the cover page of this Agreement or elsewhere herein as "Co-Agent" or any similar designation are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.


                                   ARTICLE XI

                                    GUARANTY

         11.1 Guaranty. (a) Matria hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Matria further agrees to pay any and all expenses (including, without limitation, all reasonable fees and expenses of counsel actually incurred) that may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Matria under this Section. This Section shall remain in full force and effect until the Obligations are paid in full, all Letters of Credit have expired or



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terminated and the Commitments have been terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

         (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Matria hereunder, and Matria shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full, all Letters of Credit have expired or terminated and the Commitments have been terminated.

         (d) Matria agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

         11.2 Right of Set-Off. The Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to Matria, any such notice being expressly waived by Matria, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of Matria, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of Matria to the Administrative Agent or such Lender hereunder which are then due and payable and claims of every nature and description of the Administrative Agent or such Lender against Matria, in any currency, whether arising hereunder, under any other Credit Document or otherwise in connection therewith, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment. The Administrative Agent and each Lender shall notify Matria promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent or such Lender may have.

         11.3 No Subrogation. Notwithstanding any payment or payments made by Matria hereunder, or any set-off or application of funds of Matria by the Administrative Agent or any Lender, Matria shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or against any Collateral or other security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall Matria seek or be entitled to seek any contribution or reimbursement from any of the Borrowers in respect of payments made by Matria hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the



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Obligations are paid in full, all Letters of Credit have expired or terminated and the Commitments have been terminated. If any amount shall be paid to Matria on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Matria in trust for the Administrative Agent and the Lenders, segregated from other funds of Matria, and shall, forthwith upon receipt by Matria, be turned over to the Administrative Agent in the exact form received by Matria (duly endorsed by Matria to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Administrative Agent may determine. The provisions of this Section shall survive the termination of this Agreement and the payment in full of the Obligations, the termination or expiration of all Letters of Credit and the termination of the Commitments.

         11.4 Amendments, etc. with respect to the Obligations; Waiver of Rights. Matria shall remain obligated hereunder notwithstanding that, without any reservation of rights against Matria, and without notice to or further assent by Matria, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any Collateral or other security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any Collateral or other security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against Matria, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of any Borrower or such other guarantor shall not relieve Matria of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against Matria. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         11.5 Guaranty Absolute and Unconditional. Matria waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between Matria and the other Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Matria waives diligence,




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presentment, protest, demand for payment and notice of default or nonpayment to or upon Matria and the other Borrowers with respect to the Obligations, and without limitation of the foregoing, specifically waives the benefits of O.C.G.A. Section 10-7-24. This ARTICLE XI shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Credit Document, any of the Obligations or any other Collateral or other security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Matria or any other Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of Matria under this ARTICLE XI, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Matria, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any Collateral or other security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such Collateral or other security or guarantee or to exercise any such right of offset, or any release of any of the Borrowers or any such other Person or of any such Collateral or other security, guarantee or right of offset, shall not relieve Matria of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Matria. This ARTICLE XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Matria and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Matria under this Agreement shall have been satisfied by payment in full, all Letters of Credit shall have expired or terminated, and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         11.6 Reinstatement. This ARTICLE XI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         11.7 Payments. Matria hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.



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                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Fees and Expenses. The Borrowers agree (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent actually incurred) in connection with (y) the Administrative Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, and (z) the creation, perfection and maintenance of the perfection of the Administrative Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses actually incurred) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

         12.2 Indemnification. The Borrowers agree, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses actually incurred) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Transaction Documents, any of the Transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by any Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or



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investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrowers, as and when incurred and upon demand.

         12.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN COBB COUNTY, GEORGIA OR FULTON COUNTY, GEORGIA OR ANY FEDERAL COURT LOCATED WITHIN THE NORTHERN DISTRICT OF THE STATE OF GEORGIA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR SUCH BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR SUCH BORROWER. EACH BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO MATRIA AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.



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         12.4     Arbitration; Preservation and Limitation of Remedies. (a) UPON
DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT ("DISPUTES") BETWEEN OR AMONG THE BORROWERS, ITS SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY OF THEM, SHALL BE RESOLVED BY BINDING ARBITRATION AS
PROVIDED HEREIN. INSTITUTION OF A JUDICIAL PROCEEDING BY A PARTY DOES NOT WAIVE THE RIGHT OF THAT PARTY TO DEMAND ARBITRATION HEREUNDER. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, CLAIMS BROUGHT AS CLASS ACTIONS, CLAIMS ARISING FROM DOCUMENTS EXECUTED IN THE FUTURE, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, OR CLAIMS ARISING OUT OF OR CONNECTED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS. ARBITRATION SHALL BE CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"), AS IN EFFECT FROM TIME TO TIME, AND THE FEDERAL ARBITRATION ACT, TITLE 9 OF THE U.S. CODE, AS AMENDED. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN THE CITY IN WHICH THE PRINCIPAL OFFICE OF THE ADMINISTRATIVE AGENT IS LOCATED. A HEARING SHALL BEGIN WITHIN NINETY (90) DAYS
OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL BE CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A
PARTY SHOWS CAUSE FOR EXTENSION AND THEN FOR NO MORE THAN A TOTAL OF SIXTY (60) DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ALL APPLICABLE STATUTES OF LIMITATION SHALL APPLY TO ANY DISPUTE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PANEL FROM WHICH ALL
ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE SINGLE ARBITRATOR SELECTED FOR EXPEDITED PROCEDURE SHALL BE A RETIRED JUDGE FROM THE HIGHEST COURT OF GENERAL JURISDICTION, STATE OR FEDERAL, OF THE STATE WHERE THE HEARING WILL BE CONDUCTED. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO ANY HEDGE AGREEMENT
THAT IS A CREDIT DOCUMENT. THE PARTIES DO NOT WAIVE APPLICABLE FEDERAL OR STATE SUBSTANTIVE LAW EXCEPT AS PROVIDED HEREIN.



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         (b)      NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISIONS,
THE PARTIES HERETO AGREE TO PRESERVE, WITHOUT DIMINUTION, CERTAIN REMEDIES THAT ANY PARTY HERETO MAY EMPLOY OR EXERCISE FREELY, EITHER ALONE, IN CONJUNCTION WITH OR DURING A DISPUTE. ANY PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY COLLATERAL BY EXERCISING A POWER OF SALE GRANTED PURSUANT TO ANY OF THE CREDIT DOCUMENTS OR UNDER APPLICABLE LAW OR BY JUDICIAL FORECLOSURE AND SALE, INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP, INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES, INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF A RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO ANY PARTY'S ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. PRESERVATION OF THESE REMEDIES DOES NOT LIMIT THE POWER OF AN ARBITRATOR TO GRANT SIMILAR REMEDIES THAT MAY BE REQUESTED BY A PARTY IN A DISPUTE. THE PARTIES HERETO AGREE THAT NO PARTY SHALL HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST ANY OTHER PARTY IN ANY DISPUTE, AND EACH PARTY HEREBY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THAT IT HAS NOW OR THAT MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER SUCH DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

         12.5 Notices. (a) All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed (by registered or certified mail), telecopied, or delivered (by hand or overnight delivery service) to the party to be notified at the following addresses:

                  (a) if to Matria or any other Borrower, to Matria Healthcare, Inc., 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067, Attention: President, Telecopy No. (770) 767-7769, with copies (except in the case of routine administrative notices) to Matria Healthcare, Inc., 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067, Attention: General Counsel, Telecopy No. (770) 767-7769, and to Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, Attention: James L. Smith, III, Telecopy No. (404) 962-6687;



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                  (b)      if to the Administrative Agent, to First Union
         National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

                  (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given on the date of receipt.

         (b) Each Borrower (other than Matria) hereby irrevocably designates and appoints Matria as its designee, appointee and agent to receive on its behalf all service of process in any action or proceeding and any other notice or communication hereunder, consents that all service of process upon it may be made by registered or certified mail directed to Matria at its address set forth hereinabove (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) Business Days after deposit in the United States mails, proper postage prepaid and properly addressed), and agrees that service so made shall be effective and binding upon such Borrower in every respect and that any other notice or communication given to Matria at the address and in the manner specified herein shall be effective notice to such Borrower. Further, each Borrower does hereby irrevocably make, constitute and appoint Matria as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, Matria's name or otherwise, and with full power of substitution in the premises, from time to time in Matria's discretion to agree on behalf of, and sign the name of, such Borrower to any Notice of Borrowing or Notice of Conversion/Continuation, or any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Agreement, any other Credit Document or any document or instrument pursuant hereto or thereto, and to take any other action and do all other things on behalf of such Borrower that Matria may deem necessary or advisable to carry out and accomplish the purposes of this Agreement and the other Credit Documents. Matria will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by any Borrower for so long as such Borrower shall be a party hereto. By its signature hereto, Matria consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each other Borrower.

         12.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:



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         (a)      unless agreed to by each Lender directly affected thereby, (i)
reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), or
(ii) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(B) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations;

         (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, release Matria from its obligations under its guaranty contained in ARTICLE XI, or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or (iv) change any provision of SECTION 2.15 or this Section;

         (c) unless agreed to by (i) all of the Revolving Credit Lenders, extend the expiry date of any Letter of Credit beyond the seventh day prior to the Revolving Credit Maturity Date, or (ii) the Required Revolving Credit Lenders, change any other provision of ARTICLE III; and

         (d) unless agreed to by the Issuing Lender, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that (i) if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the "affected Class") relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under SECTIONS 2.6(E) through 2.6(G)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of all Loans of the affected Class, and (ii) the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

         12.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) any such assignment (other than an assignment to a Lender or an



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

Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and Matria (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that Matria's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment need not be pro rata as between the Term Loans and the Revolving Loans, but with respect to each Class of Loans, each such assignment by a Lender of any of its interests relating to Loans of a particular Class shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and other interests under and with respect to such Class is assigned to the relevant Assignee, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than (y) in the case of assignments of Term Loans and/or Revolving Credit Commitments, $5,000,000, determined by combining the amount of the assigning Lender's outstanding Term Loans and Revolving Credit Commitment being assigned pursuant to such assignment (or, if less, the entire amount of outstanding Term Loans and the entire Revolving Credit Commitment of the assigning Lender), or (z) in the case of assignments of Swingline Loans, the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

         (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is



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recorded in the Register as a Lender hereunder for all purposes of this
Agreement. The Register shall be available for inspection by the Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by Matria, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to Matria and the Lenders. Within five (5) Business Days after its receipt of such notice, each applicable Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of SECTION 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBITS A-1, A-2 and A-3, as applicable. The Administrative Agent will return canceled Notes to the Borrowers.

         (d) Each Lender may, without the consent of any Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to



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such benefits if the participation had not been made, provided that no
Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

         (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to Matria and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under
SECTION 12.13.

         12.8 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrowers and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         12.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) no Borrower may sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 12.7.

         12.10 Survival. All representations, warranties and agreements made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the



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Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18, 10.7, 12.1 and 12.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

         12.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         12.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         12.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of Matria or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 12.7(F).

         12.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and Matria of written or telephonic notification of such execution and authorization of delivery thereof.

         12.15 Disclosure of Information. Matria agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar



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bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         12.16 Judgment Currency. The obligations of the Borrowers and each Guarantor hereunder and under the other Credit Documents to make payment of principal of and interest on the Loans, and any other amounts payable hereunder and thereunder, in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery shall result in the effective receipt by the Administrative Agent or any applicable Lender of the full amount of the Obligation Currency expressed to be payable under this Agreement or any other Credit Document, as applicable. If, for the purpose of obtaining or enforcing judgment against any Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) or the Dollar Equivalent thereof, as the case may be, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date"). If there shall occur any change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each applicable Borrower agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. In determining the Dollar Equivalent or any other rate of exchange for purposes of this Section, such amounts shall include any premium or other costs payable in connection with the purchase of the Obligation Currency.

         12.17 European Monetary Union. (a) For purposes of this Section and the remaining provisions of this Agreement and the other Credit Documents, the following terms have the meanings set forth below:

         "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "EMU legislation" means legislative measures of the European Council for the introduction of change over to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU;

         "Euro" means the single currency to which participating member states of the European Union are converting;



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         "Euro unit" means the currency unit of the Euro;

         "national currency unit" means the unit of currency (other than a Euro unit) of a participating member state;

         "participating member state" means each state so described in any EMU legislation; and

         "Treaty on European Union" means the treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992) as amended from time to time.

         (b) The provisions of subsections (c) through (l) below (inclusive) shall be effective at and from the date of this Agreement; provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the date hereof, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

         (c) The Administrative Agent, the Lenders and the Borrowers agree that the occurrence or non-occurrence of EMU, any event or events associated with the EMU and/or the introduction of the Euro in all or any part of the European Union will not result in the discharge, cancellation, rescission or termination in whole or in part of any agreement between or among the Administrative Agent, the Lenders and any Borrower or give the Administrative Agent, any Lender or any Borrower the right to cancel, rescind, terminate or vary any agreement, other than as specifically provided in this Agreement.

         (d) Each obligation of any party under this Agreement that has been denominated in the national currency unit of a participating member state shall be redenominated into the Euro unit at the exchange rate set in accordance with EMU legislation; provided, that if and to the extent that any EMU legislation provides that following the beginning of the third stage of EMU an amount denominated either in the Euro or in the national currency unit of a member state and payable within the member state by crediting an account of a creditor can be paid by a debtor either in the Euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the Euro unit or in such national currency unit; provided, however, any amount paid in a national currency unit shall be paid at the fixed exchange rate in order to yield the required amount in Euros.

         (e) Any Loan in the currency of a participating member state shall be made in the Euro unit; provided that any Loan may, if so requested by any Borrower, be made in the national currency unit (based upon the fixed exchange rate) of any participating member state so long as such national currency unit continues to be available as legal tender, is freely convertible and is not subject to exchange controls.

         (f) Those Sections of this Agreement providing for payment or repayment in a national currency unit shall be construed so that, in relation to the payment of any amount of Euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with each bank (in such principal financial center) as the Administrative Agent may from time to time nominate for this purpose.



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         (g)      Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the currency received by it from the applicable Borrower.

         (h) With respect to the payment of any amount denominated in the Euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent has made reasonable effort to effect all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the applicable Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payment of the Euro.

         (i) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall, in the Administrative Agent's judgment, be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, or interest rate quotes for a national currency unit are no longer provided, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (j) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Administrative Agent and to the Lenders and the Administrative Agent and the Lenders to the Borrower under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a setoff, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the



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         implementation of the EMU to place the parties hereto in substantially the position they would have occupied had the EMU not been implemented.

         (k) Each applicable Borrower shall, upon demand from the Administrative Agent or any Lender, pay to the Administrative Agent or such Lender, as the case may be, the amount of any loss or cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return, including principal, foregone by the Administrative Agent or such Lender (as the case may be) or its holding company as a result of the introduction of, change over to or operation of the Euro in any participating member state, or such Borrower's election to borrower in a national currency and repay in the Euro or to borrow in the Euro and repay in a national currency.

         (l) Each Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU, to enter into an agreement amending this Agreement in such manner as the Administrative Agent reasonably shall request in order to reflect the implementation of the EMU to place the parties hereto in the position they would have been in had the EMU not been implemented.

         12.18 Addition of Borrowers. Any Foreign Subsidiary of Matria may join this Agreement as a Borrower hereunder upon (i) execution and delivery by Matria, such Foreign Subsidiary and the Administrative Agent of a Joinder Agreement providing for such Foreign Subsidiary to become a Borrower hereunder,
(ii) execution and delivery by such Foreign Subsidiary to the Administrative Agent of (x) a Foreign Currency Note, appropriately completed as set forth in
SECTION 2.4, (y) a guaranty of the obligations to the Administrative Agent and the Lenders of any other Foreign Subsidiaries that are Borrowers and that are organized under the laws of the same jurisdiction as such Foreign Subsidiary, and (z) a joinder to the Security Agreement or a separate security agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Foreign Subsidiary shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for Loans made to such Foreign Subsidiary under the Credit Agreement, all accrued interest thereon and such Foreign Subsidiary's ratable share of all fees, expenses and other amounts due or payable at any time under the Credit Agreement and the other Credit Documents, subject only to Permitted Liens, (iii) execution and delivery by Matria and any applicable Subsidiaries to the Administrative Agent of a Pledge Agreement or an amendment or supplement to the Matria Pledge Agreement, together with the certificates evidencing the Capital Stock of such Foreign Subsidiary being pledged thereby and undated stock powers duly executed in blank, all as required by, and as described more completely in, SECTION 6.10, and (iii) to the extent not previously delivered pursuant to SECTION 6.10, delivery to the Administrative Agent of documents and certificates with respect to such Foreign Subsidiary of the type described in SECTIONS 4.1(C) and 4.1(D) and such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of such Foreign Subsidiary) as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Any such Foreign Subsidiary may be removed and released as a Borrower upon (a) written notice from Matria to the Administrative Agent to such effect and



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(b) repayment in full of all outstanding Loans of such Borrower, together with all accrued and unpaid interest thereon and all other fees, expenses and other Obligations owing by such Borrower in connection therewith.

         12.19 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO MATRIA DATED DECEMBER 21, 1998 (EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED THEREIN), BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.















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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                             MATRIA HEALTHCARE, INC.


                             By: /s/ Donald R. Miller
                                 --------------------------------------------

                             Title: President
                                   ------------------------------------------

































                             (signatures continued)

                           FIRST UNION NATIONAL BANK, as Administrative
                             Agent and as a Lender


Term Loan                  By:  /s/ J. Matthew MacIver
Commitment:                    ----------------------------------------
$80,000,000                Title: Vice President
                                 ---------------------------------------

Revolving Credit
Commitment:                Instructions for wire transfers to the Administrative
$45,000,000                Agent:

                           First Union National Bank
                           ABA Routing No. 053000219
                           Charlotte, North Carolina
                           Account Name: Matria Healthcare, Inc.
                           Attention: Syndication Agency Services

                           Address for notices as a Lender:

                           First Union National Bank
                           150 Fourth Avenue North, Second Floor
                           Nashville, Tennessee 37219
                           Attention: Carolyn Hannon
                           Telephone: (615) 251-9374
                           Telecopy: (615) 251-9247

                           Lending Office:

                           First Union National Bank
                           150 Fourth Avenue North, Second Floor
                           Nashville, Tennessee 37219
                           Attention: Carolyn Hannon
                           Telephone: (615) 251-9374
                           Telecopy: (615) 251-9247









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